UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Ranpak Holdings Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Fellow Stockholders:
April 11, 2024
Last year, I shared with you that I believed we emerged from the challenges of 2022 better prepared to support and enhance the business moving forward. I am happy to report that we accomplished a lot in 2023 and finished the year strongly. We are reaching the end of our real estate and infrastructure investment cycle and are focused on optimizing our investments. Our progress with strategic PPS accounts and key wins for our Automation business are providing strong momentum for this year and beyond.
I want to cordially invite you to attend the 2024 Annual Meeting of Stockholders of Ranpak Holdings Corp. at www.virtualshareholdermeeting.com/PACK2024 on May 23, 2024 at 10:00 a.m. Eastern time. The meeting will be held virtually, via live webcast.
I also want to share that we will soon release our 2023 Sustainability and Impact Report that highlights our continuing commitment to deliver a better world. We are excited for the opportunity to share our progress and demonstrate our leadership in the very important area of sustainability.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.
Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning your proxy card in the postage-prepaid envelope so that your shares are represented. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares then. We will begin mailing the Notice of Internet Availability to our stockholders of record as of March 28, 2024 for the first time on or about April 11, 2024.
Sincerely,

Omar Asali
Chairman of the Board of Directors and
Chief Executive Officer

RANPAK HOLDINGS CORP. 7990 AUBURN ROAD CONCORD TOWNSHIP, OH 44077
Notice of Annual Meeting of Stockholders to be Held on May 23, 2024
To the Stockholders of Ranpak Holdings Corp.:
NOTICE IS HEREBY GIVEN
Time and Date May 23, 2024, at 10:00 a.m. (Eastern time)	Location virtual meeting conducted exclusively via live webcast at www.virtualshare holdermeeting.com/ PACK2024
Record Date
The foregoing items of business are
more fully described in the Proxy Statement accompanying
this Notice of Annual Meeting of Stockholders.
Only stockholders who owned common stock of the Company at the close of business on March 28, 2024 (the “Record Date”) can vote at this meeting or any adjournments that take place.

1.
to elect the three directors named in the Proxy Statement as Class II directors of Ranpak Holdings Corp., each to serve for three years and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.	to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
3.	to approve a non-binding advisory resolution approving the compensation of the named executive officers.
The Company will also transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.
The Board of Directors recommends that you vote:
Proposal No. 1:	FOR the election of the three director nominees;
Proposal No. 2:	FOR the ratification of the appointment of KPMG LLP, as the independent registered public accounting firm; and
Proposal No. 3:	FOR the approval of the non-binding advisory resolution to approve the compensation of our named executive officers.
2024 Virtual Annual Stockholder Meeting
The Board of Directors has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. We believe this is the right choice for Ranpak currently, as it enables engagement with our stockholders, regardless of size, resources, or physical location. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/PACK2024 at the meeting date and time. To log in, you will need the 16-digit control number included on your proxy card or voting instruction form. The meeting webcast will begin promptly at 10 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please consult the information regarding technical assistance available at www.virtualshareholdermeeting.com/PACK2024 for assistance.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.
Notice and Access
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 23, 2024. The Proxy Statement and the Company’s 2023 Annual Report on Form 10-K are available, free of charge, at proxyvote.com.
The Notice of Annual Meeting of Stockholders to be held on May 23, 2024 contains instructions on how to access our proxy materials and vote over the internet at www.proxyvote.com and how stockholders can receive a paper copy of our proxy materials, including the accompanying Proxy Statement, a proxy card or voting instruction card and our 2023 Annual Report on Form 10-K. Stockholders can also request to receive future proxy materials in printed form by mail or electronically by email by contacting Investor Relations Department at ir@ranpak.com, at 440-354-4445 or at 7990 Auburn Road, Concord Township, OH 44077.
By Order of the Board of Directors

Sara A. Horvath
Executive Vice President, Chief Legal Officer & Secretary
April 11, 2024

RANPAK HOLDINGS CORP. 7990 AUBURN ROAD CONCORD TOWNSHIP, OH 44077
PROXY STATEMENT
For the 2024 Annual Meeting of Stockholders May 23, 2024
We have made available our proxy materials because the Board of Directors (the “Board”) of Ranpak Holdings Corp. (referred to herein as the “Company,” “Ranpak,” “we,” “us” or “our”) is soliciting your proxy to vote at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 23, 2024, at 10:00 a.m. Eastern time, at www.virtualshareholdermeeting.com/PACK2024.
•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of March 28, 2024 (the “Record Date”) on or about April 11, 2024. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. Additionally, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Annual Report on Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Annual Report on Form 10-K (and the 2024 Proxy Statement) are available, free of charge, at proxyvote.com and are also available on our website at ir.ranpak.com.
Ranpak   1   2024 Proxy Statement

Proposal No. 1
Election of Directors
The Company’s Board is divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors are Michael Gliedman and Alicia Tranen; Class II directors are Thomas F. Corley, Michael A. Jones and Robert C. King; and Class III directors are Omar Asali, Pam El, Salil Seshadri and Kurt Zumwalt.
Class II directors standing for re-election at the Annual Meeting are Thomas F. Corley, Michael A. Jones and Robert C. King. Class III and Class I directors will stand for election at the 2025 and 2026 annual meetings of stockholders, respectively.
Each of the nominees for election as Class II director is currently a director. If elected at the Annual Meeting, each of the nominees for election as Class II director would serve for three years and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. If any nominee is unable or unwilling to be a candidate for election, the Board may appoint another nominee or reduce the size of the Board. Our board currently consists of ten (10) seats, with one vacancy. Proxies cannot be voted for a greater number of persons than the nominees named in this Proxy Statement.
The following table sets forth information for the nominees who are currently standing for election:
Name	Age	Director Since
Thomas F. Corley(1)	61	2019
Michael A. Jones	61	2019
Robert C. King(2)	65	2019
(1)	Member of Nominating, Sustainability & Governance Committee
(2)	Member of Audit Committee and Compensation Committee
Set forth below is biographical information for the nominees. The following includes certain information regarding the nominees’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as a director. See pages 12 through 0 for the biographical information for the other directors not standing for election.
Ranpak   2   2024 Proxy Statement

Thomas F. Corley
Thomas F. Corley, 61, has been a member of our Board since June 2019, and served as a member of One Madison Corporation from July 2017 until the consummation of the Business Combination. In January 2024, Mr. Corley was elected President and Chief Executive Officer of Community Coffee. He served as the Executive Vice President, Chief Global Revenue Officer for Catalina responsible for all worldwide engagements, retailer and manufacturer revenue from October 2017 to January 2020. Mr. Corley previously served as Chief Operating Officer of Acosta, Inc. from January 2016 until December 1, 2016. While at Acosta, Mr. Corley oversaw the Sales and Foodservice divisions, designed operating strategies, developed a differentiated sales organization and cultivated excellent customer relationships. Prior to serving at Acosta, Mr. Corley held several senior roles at Kraft Foods Group over a thirty-year tenure. Mr. Corley served as an Executive Vice President and President of Retail Sales and Foodservice from October 2012 through July 2015. Prior to that, Mr. Corley served as Senior Vice President of Sales from June 2009 to October 2012. His additional roles at Kraft included Vice President of Walmart/Customer Development Organization, Area Vice President, East Customer Development Organizations and Area Vice President of South Area Field Sales Organization. Mr. Corley has extensive experience with customer collaboration, new business development, field sales commercialization, acquisition integration and organizational development. Mr. Corley also serves on the Board of Directors at Carbone Sauce USA. He previously served as a Commercial Advisor to Cacique Foods, Plenty Indoor Agriculture, Revlon, Inc., Bowery Farms, Vybes Beverages and Genpact USA. Mr. Corley has also worked as an advisor to Verde Farms and Trax USA. He is also a former Board Member/Independent Director for Advantage Sales and Marketing and PRE-Brands. Mr. Corley received a B.A. in Business Administration and Management from the University of St. Thomas in Minnesota.

Mr. Corley’s qualifications to serve on our Board include his 35 years of industry experience, senior leadership roles at Kraft Foods Group, global and data services experience at Catalina and senior relationships across the CPG/Retail industry.

Ranpak   3   2024 Proxy Statement

Michael A. Jones
Michael A. Jones, 61, has been a member of our Board since June 2019, and served as a member of One Madison Corporation from July 2017 until the consummation of the Business Combination. He also served as our Vice Chairman and Managing Director, North America from September 2019 until he stepped down from these roles in November 2022. In December of 2022, Mr. Jones became President & CEO of Positec North America, while continuing to serve on our Board. Mr. Jones previously served as Chief Customer Officer of Lowe’s Companies, Inc. from May 2014 through October 2016. In this role, Mr. Jones was responsible for store environment, merchandising, customer experience, marketing, strategy and research for Lowe’s U.S. stores operations. Prior to this role, Mr. Jones served as the Chief Merchandising Officer of Lowe’s Companies Inc. since January 2013. In this capacity, Mr. Jones was responsible for both domestic and global sourcing for the merchandising offering for Lowe’s U.S. stores, and U.S. pricing operations. Mr. Jones served as Head of Business Unit Americas and Executive Vice President at Husqvarna AB from June 2011 to January 2013. In this role, Mr. Jones led sales, service and manufacturing operations for Husqvarna’s North and Latin American businesses. Prior to this role, Mr. Jones served as Head of Sales and Service for North and Latin America at Husqvarna AB since October 2009. Mr. Jones served as the General Manager of Cooking Products within the appliances division of General Electric (“GE”) from June 2007 to October 2009, and from 1994 to 2007, held various leadership positions with GE in Sales, Service, Product Management and international business. He began his career at GE in appliance builder sales and held roles with increasing responsibility during his time at GE, including Chief Commercial Officer in Europe, Middle East and Africa and for GE Consumer and Industrial. He is currently on the Board of Johnson C. Smith University, and Children’s National in Washington, DC. Mr. Jones received a B.S. in Business Administration from California Coast University in Santa Ana, California.

Mr. Jones’s qualifications to serve on our Board include: his strong business and financial acumen, including the ability to read operational financials and balance sheets; his sell-side and buy-side analyst experience including presentations to analyst and investors and business positioning; his substantial experience in strategy development and extensive leadership positions in various companies.

Ranpak   4   2024 Proxy Statement

Robert C. King
Robert C. King, 65, has been a member of our Board since June 2019, and served as a member of One Madison Corporation from July 2017 until the consummation of the Business Combination. Mr. King served as the Chief Executive Officer of CytoSport, Inc. from June 2013 to August 2014. Prior to joining CytoSport, Mr. King served as an Advisor to TSG Consumer Partners from March 2011 to July 2013. Mr. King spent 21 years in the North America Pepsi system from 1989 to 2010. Before joining the North America Pepsi system, Mr. King worked in various sales and marketing positions with E&J Gallo Winery from 1984 to 1989 and with Procter & Gamble from 1980 to 1984. Previously, Mr. King served as an Executive Vice President and President of North America at Pepsi Bottling Group Inc. from November 2008 to 2010, with responsibility for all PBG business in the United States, Canada and Mexico. He served as the President of PBG’s North American business at Bottling Group from December 2006 to November 2008. Mr. King served as the President of North American Field Operations at Pepsi Bottling Group Inc. from October 2005 to December 2006. He served as Senior Vice President and General Manager of Pepsi Bottling Group’s Mid-Atlantic Business Unit from 2002 to 2005. Mr. King has served as a director and advisor to CytoSport, Island Oasis Frozen Cocktail Co., Inc. and Neurobrands, LLC, a producer of premium functional beverages, and Exal Corporation. Mr. King has been an Executive Advisory Partner at Wind Point Partners and Chairman of Gehl Foods, a WPP portfolio company since May 2015. Mr. King served as a Director of Freshpet Inc. and, currently, he serves as Chairman of Arctic Glacier, a Carlyle LLC portfolio company, since August 2017, and as Chairman of WernerCo, a Triton Partner portfolio company, since June 2020. Mr. King received a B.A. in English from Fairfield University.

Mr. King’s qualifications to serve on our Board include: his corporate leadership and public company experience; and his more than 44 years of substantial expertise in managing businesses and operations in the consumer packaged goods industry, including his 21 years in the North America Pepsi system.

The Board Recommends a vote FOR the election of each of the above-named Class II nominees.
Ranpak   5   2024 Proxy Statement

Corporate Governance
At Ranpak, sustainability is at the center of our enterprise strategy. From our beginning over 50 years ago, our business has been built around providing our customers and end-users with effective and more sustainable alternatives to meet their secondary packaging needs. We believe that the manufacture, sale, and use of our packaging solutions directly contribute to the creation of a more sustainable – and more circular – global supply chain. We help our customers and end-users meet their own sustainability goals. At the same time, Ranpak is on its own journey as a company. In our fifth year as a public company, we have made substantial progress on sustainability matters since becoming a public company – we have identified sustainability metrics that are material to our business; we collect and analyze significant sustainability-related data relating to our internal operations; we have set long-term corporate-level sustainability targets; we have assigned oversight of our sustainability performance to a committee of our Board; and, in 2024, we will publish our fifth Sustainability and Impact Report – we acknowledge that we have more to do. Moreover, we are committed to continuing our leadership in facilitating the emergence of a more sustainable supply chain.
Board Composition and Director Nominees
Our business and affairs are managed under the direction of our Board. Our certificate of incorporation and our bylaws provide for a classified Board consisting of three classes of directors, each serving staggered three-year terms. Our current directors are as follows:
•	Our Class I directors are Mr. Gliedman and Ms. Tranen, with terms expiring at the 2026 annual meeting.
•	Our Class II directors are Messrs. Corley, Jones and King, and they are nominated for re-election at the Annual Meeting.
•	Our Class III directors are Messrs. Asali, Seshadri, Zumwalt and Ms. El, with terms expiring at the 2025 annual meeting.
At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Except as otherwise provided by law and subject to the rights of any class or series of preferred stock, vacancies on our Board (including a vacancy created by an increase in the size of the Board) may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (other than a vacancy created by an increase in the size of the Board) serves for the unexpired term of such director’s predecessor in office and until such director’s successor is elected and qualified. A director appointed to fill a position resulting from an increase in the size of the Board serves until the next annual meeting of stockholders at which the class of directors to which such director is assigned by the Board is to be elected by stockholders and until such director’s successor is elected and qualified. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
In making recommendations to the Company’s Board of nominees to serve as directors, the Nominating, Sustainability & Governance Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee (including with respect to stockholder recommendations) and will take into account all factors it considers appropriate, including enhanced independence, financial literacy and financial expertise. In evaluating Director nominees, the Board with assistance of the Nominating, Sustainability & Governance Committee, evaluates a nominee’s qualities, performance and professional responsibilities, but also the then composition of the Board and the challenges and needs of the Board at that time, including issues of judgment, diversity, age, skills, background and experience. The Nominating, Sustainability & Governance Committee does not have a specific director diversity policy, but in practice considers diversity, including age, gender identity, race, sexual orientation, physical ability, ethnicity and perspective, in evaluating candidates for Board membership.
Ranpak   6   2024 Proxy Statement

In addition, three of our investors, JS Capital LLC, Soros Capital LLC and Schusterman Family Investments, each have the right to designate one observer to our Board. There are currently three observers.
Independence of the Board of Directors
Six of our directors currently serving on our Board qualify as independent within the meaning of the independent director guidelines of the New York Stock Exchange (“NYSE”).
Consistent with our Corporate Governance Guidelines and charter of our Nominating, Sustainability & Governance Committee, our Board has made an affirmative determination as to the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, and as a result of this review, and upon the review and recommendation of the Nominating, Sustainability & Governance Committee, our Board has determined that each of Messrs. Corley, King, Seshadri and Zumwalt and Mses. El and Tranen are independent, as defined in the rules of the NYSE.
Board Leadership Structure
Mr. Asali serves as both our Chief Executive Officer and the Chairman of the Board. The Board meets in executive session amongst non-management directors at each regularly scheduled quarterly Board meeting, which are presided over by Thomas F. Corley, who serves as an independent director and as Chair of the Nominating, Sustainability & Governance Committee. We also have fully independent Audit, Nominating, Sustainability & Governance, and Compensation committees along with governance practices that promote independent leadership and oversight.
The Board believes that the foregoing structure achieves an appropriate balance between the effective development of key strategic and operational objectives by the CEO and Chair, and independent oversight of management’s execution of such objectives.
The Board notes that all directors are elected by the Company’s stockholders. The Board, therefore, does not believe it appropriate or necessary in serving the best interests of the Company to designate a lead director at this time. The Board does not believe that its role in risk oversight has been affected by the Board’s leadership structure.
Ranpak   7   2024 Proxy Statement

Board Diversity and Attributes
Our Board believes diversity is important and seeks representation across a range of attributes, including gender, race, ethnicity, and professional experience, and regularly assesses our Board’s diversity when identifying and evaluating director candidates. As of December 31, 2023, our Board consisted of the following:

Gender Diversity

2
7
Female
Male

Racial/Ethnic Diversity

4
5
Diverse
Not Diverse

Tenure

2
7
More than four years
Four years or less

Director Independence

3
6
Independent
Non-Independent

Committees of the Board of Directors
Our Board has three fully independent standing committees: the Audit Committee, the Compensation Committee and the Nominating, Sustainability & Governance Committee. Each of the committees reports to the Board as they deem appropriate and as the Board may request.
Audit Committee
Our Audit Committee is currently composed of Messrs. King and Zumwalt and Ms. Tranen, with Mr. King serving as the chair of the committee. Our Board has determined that each member of the Audit Committee meets the independence requirements and the financial literacy requirements under the applicable rules and regulations of the SEC and the applicable listing standards of the NYSE. Our Board has determined that each member qualifies as an “Audit Committee financial expert” as defined under SEC rules.
Our Audit Committee oversees our corporate accounting and financial reporting process. The Audit Committee is also responsible for preparing the audit committee report that SEC rules require to be included in this Proxy Statement. The Audit Committee charter details the principal responsibilities of the Audit Committee, including assisting the Board in its oversight of:
•	the integrity of the Company’s financial statements and internal controls;
•	the qualifications, independence and performance of the Company’s independent auditor;
•	the design and implementation of the internal audit function; and
•	the Company’s compliance with legal and regulatory requirements.
Ranpak   8   2024 Proxy Statement

Compensation Committee
Our Compensation Committee is composed of Messrs. Seshadri and King and Ms. Tranen, with Mr. Seshadri serving as the chair of the committee. Our Board has determined that each of Messrs. Seshadri and King and Ms. Tranen qualifies as independent under the applicable rules of the NYSE, and each is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee charter details the principal responsibilities of the Compensation Committee, including:
•	reviewing and approving compensation (including equity-based compensation) for the Company’s directors;
•
reviewing and approving the compensation of our CEO and each of the Company’s senior executive officers, including: (i) identifying, reviewing and approving corporate goals and objectives relevant to executive officer compensation; and (ii) evaluating each executive officer’s performance in light of such goals and objectives to determine such compensation;

•	reviewing the Company’s management succession planning in consultation with our CEO;
•	reviewing and evaluating the Company’s executive compensation and benefits plans generally; and
•	reviewing and assessing the risks arising from the Company’s employee compensation policies and practices.
The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC. The Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards or options to any non-Section 16 officer of the Company under such of the Company’s incentive-compensation or other equity-based plans as the Committee deems appropriate and in accordance with the terms of such plans.
Nominating, Sustainability & Governance Committee
Our Nominating, Sustainability & Governance Committee is currently composed of Messrs. Corley, Seshadri and Zumwalt and Ms. El, with Mr. Corley serving as chair of the committee. Each of Messrs. Corley, Seshadri and Zumwalt and Ms. El is an independent director under the applicable rules of the NYSE relating to Nominating, Sustainability & Governance Committee independence.
The Nominating, Sustainability & Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. The Nominating, Sustainability and Governance Committee charter details the principal responsibilities of the Nominating, Sustainability and Governance Committee, including:
•	reviewing and evaluating the size, composition, function and duties of the Board consistent with its needs;
•
recommending criteria for the selection of candidates to the Board and its committees, and identifying individuals qualified to become Board members consistent with such criteria, including the consideration of nominees submitted by stockholders;

•	recommending to the Board director nominees for election;
•	recommending directors for appointment to Board committees;
•	making recommendations to the Board as to determinations of director independence;
•	overseeing the evaluation of the Board;
•	overseeing the Company’s corporate social responsibility program, including its ESG initiatives and related risks; and
•	developing and recommending to the Board the Corporate Governance Guidelines and Code of Ethics and Business Conduct for the Company and overseeing compliance with such Guidelines and Code.
Ranpak   9   2024 Proxy Statement

Stockholder Engagement
In connection with and following our 2023 Annual Meeting, we engaged with 21 of our largest stockholders, representing approximately 65% of our outstanding shares and 71% of institutional holders. We provided updates on the Company, discussed governance, executive compensation, and other matters of interest. We discuss stockholder and advisor feedback with the Committee members as we are continuously reviewing our governance practices and executive compensation programs and will continue to welcome feedback from our stockholders.
Code of Ethics
We have adopted a Code of Ethics and Business Conduct (the “Code”) applicable to our directors, officers and employees that complies with the rules and requirements of the NYSE. The Company intends to disclose any amendments to or waivers of certain provisions of the Code for executive officers or directors on its website at ir.ranpak.com within the time period required by the SEC and the NYSE.
Copies of our Code, along with our Corporate Governance Guidelines and the charter of each of our Audit, Compensation and Nominating, Sustainability & Governance Committees are available on our website at ir.ranpak.com. Information on or accessible through our website is not part of, or incorporated by reference into, this Proxy Statement. In addition, a copy of the Code will be provided without charge upon request.
Hedging and Pledging Policy
Our Insider Trading Policy covers hedging and pledging. Employees and directors are prohibited from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities. We prohibit employees and directors from pledging Company securities in any circumstance, and from holding Company securities on margin or holding Company securities in a margin account.
Meetings and Attendance
Our Board met six times during 2023. The Audit Committee met 20 times, the Compensation Committee met five times and the Nominating, Sustainability & Governance Committee met five times. During 2023, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. Eight out of the nine directors then in service attended the 2023 annual stockholders meeting.
Stockholder Communications with the Board
Should stockholders or other interested parties wish to communicate with the Board, non-management or independent directors as a group or any specified individual directors, such correspondence should be sent to the attention of Sara Horvath, Secretary at Ranpak, 7990 Auburn Road, Concord Township, Ohio 44077. The Secretary will forward correspondence relating to the Board’s duties or responsibilities to the specified recipient. Correspondence that is unrelated to a director’s duties will be handled at the Secretary’s discretion. Stockholders may also submit recommendations of director candidates by following the same procedures.
Role of the Board in Risk Oversight
The Board oversees our risk management. The Board, directly and through the Audit and other Committees carries out this oversight role by reviewing the Company’s policies and practices with respect to risk assessment and risk management, and by discussing with management the risks inherent in the operation of our business.
Sustainability Reporting
To highlight our commitment to Sustainability practices, we publish an annual Sustainability and Impact Report. For more information, and a copy of our most recent Sustainability and Impact Report, please visit our website at ranpak.com/sustainability.
Ranpak   10   2024 Proxy Statement

Board Oversight of Material Environmental and Social Risk
Ranpak takes into account considerations that affect our key stakeholders, including our stockholders, customers, employees, communities, regulators and suppliers. In recognition of this, our Nominating, Sustainability & Governance Committee of the Board oversees, reviews and assesses Ranpak’s sustainability and corporate social responsibility program and initiatives. The Nominating, Sustainability & Governance Committee reviews our annual Sustainability and Impact Report, and receives regular briefings from our Chief Sustainability Officer. The committee reports to our full Board which has ultimate responsibility to oversee material risks and opportunities.
Human Capital Resources and Workforce Diversity
We are a global organization that values life experiences, ideas, and cultures that each of our employees bring to Ranpak, striving to create an atmosphere of acceptance and respect, facilitating an encouraging environment, and helping employees attain professional and educational goals. We are proud to count men and women of all races and ethnicities as members of our Board, management team, and employee workforce. We are a Charter Pledge Partner in The Board Challenge, which is an initiative to improve diverse representation in corporate U.S. boardrooms. As a Charter Pledge Partner, we acknowledge that we already have diversity in our boardroom and pledge to use our resources to accelerate change within other companies. We utilize interview guides in our hiring processes to help identify different competencies, such as diversity, equity, and inclusion competencies, to ensure that new hires are developed in these areas. Additionally, we developed robust anti-bias training to ensure that every potential candidate is given a fair and merit-based evaluation of their skills.
We strive to maintain an active dialogue with our employees and provide employees a comprehensive benefits package including competitive wages, medical, life, and accident insurance, incentive bonus programs, and a 401(k) plan with an employer matching contribution. We have departmental budgets set aside for training and also provide a tuition reimbursement program for employees seeking bachelor's or master's degrees. Certain employees are also eligible for stock-based compensation programs that are designed to encourage long-term performance aligned with Company objectives. In June 2019 and September 2021, every employee (excluding those eligible for stock-based compensation programs) received an equity award, providing a community of employee-owners who can personally share in the reward of our collective success.
Note About Website and Sustainability and Impact Reports
The reports mentioned above, or any other information from our website, are not part of, or incorporated by reference into this Proxy Statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time and we undertake no obligation to update them, except as required by law.
Web links to our website throughout this document are provided for convenience only. Please note that information on or accessible through our website is not part of, or incorporated by reference into, this Proxy Statement.
Ranpak   11   2024 Proxy Statement

Directors
The following table sets forth the name, age as of April 11, 2024, and position of the nominees for election at the Annual Meeting and the other current directors of Ranpak Holdings Corp. whose terms extend past the Annual Meeting. The following also includes certain information regarding our directors’ individual experience, qualifications, attributes and skills and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors (information for Messrs. Corley, Jones and King is set forth above in “Proposal No. 1 Election of Directors”).
Name	Age	Director Since	Position	Independent
Omar Asali	53	2019	Chairman and Chief Executive Officer
Thomas F. Corley(1)	61	2019	Director
Pam El(1)	66	2020	Director
Michael S. Gliedman	60	2019	Director and Chief Technology Officer
Michael A. Jones	61	2019	Director
Robert C. King(2)(3)	65	2019	Director
Salil Seshadri(1)(3)	47	2019	Director
Alicia Tranen(2)(3)	51	2019	Director
Kurt Zumwalt(1)(2)	55	2020	Director
(1)	Member of the Nominating, Sustainability & Governance Committee
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee
Ranpak   12   2024 Proxy Statement

Omar Asali
Omar Asali, 53, has served as our Chief Executive Officer and Chairman of the Board since June 2019, and served as Chief Executive Officer and Chairman of the Board of the special purpose acquisition corporation launched by One Madison Group, One Madison Corporation (OMAD) from September 2017 until the consummation of the Business Combination. Mr. Asali founded One Madison Group, LLC in 2019 and, since 2024, he has been a Co-Founder and Partner of reconstituted One Madison Group. Mr. Asali served previously as President and Chief Executive Officer of HRG. Mr. Asali also served as a director of HRG from 2011 to 2017. Mr. Asali was responsible for overseeing the day-to-day activities of HRG, including M&A activity and overall business strategy. Mr. Asali was also the Vice Chairman of Spectrum Brands and a member of the board of directors of FGL and Front Street Re Cayman Ltd., each a subsidiary of HRG. Prior to becoming President of HRG, Mr. Asali was a Managing Director and Head of Global Strategy of Harbinger Capital. Prior to that, Mr. Asali was the cohead of Goldman Sachs Hedge Fund Strategies where he helped manage approximately $25 billion of capital. Mr. Asali also served as co-chair of the Investment Committee at Goldman Sachs HFS. Before joining Goldman Sachs HFS in 2003, Mr. Asali worked in Goldman Sachs’ Investment Banking Division. Mr. Asali received an M.B.A. from Columbia Business School and a B.S. in Accounting from Virginia Tech. Mr. Asali also currently serves as a director at Plenty Unlimited, Pickle Robot, Carbone Fine Food and Virginia Tech Foundation Board.

Mr. Asali’s qualifications to serve on our Board include: his substantial experience in mergers and acquisitions, corporate finance and strategic business planning; his track record at HRG and in advising and managing multi-national companies; and his experience serving as a director for various public and private companies.

Pam El
Pam El, 66, has served as a director since November 2020. She founded Pam El Consulting in 2019, and currently serves as its CEO. Previously, from 2014 to 2018, Ms. El was EVP and CMO at the National Basketball Association, where she was responsible for global marketing for the NBA, WNBA, and NBA G League. Prior to her tenure at the NBA, from 2013 to 2014, Ms. El was SVP of Marketing for Nationwide Insurance and from 2002 to 2013, Marketing Vice President of State Farm Insurance, where she led sales and marketing strategy for the U.S. and Canada. She earned a B.S. in Mass Communications from Virginia Commonwealth University and was recently inducted into the VCU Communications Hall of Fame. She also serves as a director on the board of IDIQ, an industry leader in credit report and identity theft monitoring and data breach preparation. Ms. El also serves on the national board of the non-profit WISE (Women in Sports & Events).

Ms. El’s qualifications to serve on our Board include: her extensive corporate leadership experience and marketing experience.
Ranpak   13   2024 Proxy Statement

Michael S. Gliedman
Michael S. Gliedman, 60, has served as our Chief Technology Officer since March 2020. In this capacity, Mr. Gliedman oversees all aspects of technology for the Company as well as Digital and Corporate Marketing. He has been a member of our Board since June 2019. Mr. Gliedman is also Managing Director of Blue Strat Advisors, a technology strategy and digital transformation consulting firm that he founded in November 2017. Previously, Mr. Gliedman was Senior Vice President and Chief Information Officer for the National Basketball Association from July 1999 to July 2017, where he was responsible for identifying and applying technologies to enhance the fan experience, technology strategy formulation, systems design and implementation and cybersecurity for the league. Prior to joining the NBA, Mr. Gliedman served as Senior Vice President, Application Development at Viacom from May 1997 to June 1999. Prior to joining Viacom, he was a Principal in the Media & Entertainment practice at Booz Allen & Hamilton, from October 1991 to May 1997. Mr. Gliedman received an M.B.A. with a concentration in Marketing from Columbia Business School and a B.A. in Computer Science from Brandeis University.

Mr. Gliedman’s qualifications to serve on our Board include: his extensive experience driving business focused technology initiatives developed through years as a management consultant and as an operator at both Viacom and the NBA; his substantial expertise in digital marketing and social media; and his 18 years of corporate leadership experience as a senior executive at the NBA.

Salil Seshadri
Salil Seshadri, 47, has been a member of our Board since June 2019. Mr. Seshadri is a Co-Founder and Partner of One Madison Group, LLC, a registered investment advisor that invests across public and private markets with a focus on long-term value creation. Prior to co-founding One Madison, Mr. Seshadri was the Chief Investment Officer and founding partner of JS Capital Management LLC, a private investment firm, where he served from 2011 to 2023. JS Capital invests across public and private markets with an emphasis on owning a handful of high quality, durable, operating businesses. Prior to joining JS Capital, Mr. Seshadri was a senior member of the investment team at Soros Fund Management, where he served from 2009 to 2011. Prior to joining Soros Fund Management, Mr. Seshadri was employed for nearly a decade by Goldman Sachs Group, Inc. At Goldman Sachs, Mr. Seshadri served as Vice President in Goldman Sachs’ Hedge Fund Strategies group from 2002 to 2008. Currently, Mr. Seshadri serves as a Board member or Observer for private companies such as WheelsEye, Plenty, Pickle Robot, MUSIC, Anello Photonics and Carbone Fine Foods. Mr. Seshadri received a B.A. in Economics, with a concentration in Psychology from Columbia University.

Mr. Seshadri’s qualifications to serve on our board of directors include: his strong business and financial acumen, including the ability to read operational financials and balance sheets; his extensive experience as an investor in public and private companies of all sizes across multiple industries; his background evaluating the financial performance of both public and private companies; and his experience as a director and/or a significant stockholder in numerous companies.

Ranpak   14   2024 Proxy Statement

Alicia Tranen
Alicia Tranen, 51, has been a member of our Board since June 2019. Ms. Tranen is currently the Founder, General Partner and Portfolio Manager of Boulevard Capital Management, which she founded in June 2008. Boulevard Capital Management is an investment fund that primarily invests in public companies. Ms. Tranen is also a Senior Advisor to 3L Capital Management, a growth equity firm based in New York City and Los Angeles. Previously, she served as a Senior Analyst at Cantillon Capital, an $11 billion long-short equity hedge fund, from inception in February 2003 to March 2008. At Cantillon, Ms. Tranen was a senior member of the investment team. Prior to that, she was a Principal at RRE Ventures, a venture capital firm with $500 million in assets, from September 1999 to March 2002. While at RRE Ventures, Ms. Tranen served on the boards of directors, or as an observer to the board, of 10 RRE Ventures portfolio companies. From September 1994 to August 1997, Ms. Tranen was a Research Associate at Fidelity Management & Research Co, where she was responsible for research, analysis and coverage of over 100 public companies. Ms. Tranen currently serves on the National Board of Team Impact. Ms. Tranen received an M.B.A. from Harvard Business School and a B.A. in Economics from Tufts University.

Ms. Tranen’s qualifications to serve on our Board include: her strong business and financial acumen, including the knowledge of operational financials and balance sheets; her extensive experience as an investor in public companies of all sizes across multiple industries; her background evaluating the financial performance of late stage private companies and public companies; and her experience as a director and/or a significant stockholder in numerous companies.

Kurt Zumwalt
Kurt Zumwalt, 55, has been a member of our Board since March 2020. Mr. Zumwalt served as Treasurer of Amazon from 2014 to August 2019, where he led global cash and portfolio management, debt financing, foreign exchange, risk management and treasury-related technology infrastructure. Prior to joining Amazon as assistant treasurer in 2004, he served in various financial and treasury roles at PACCAR, ProBusiness Services, Wind River Systems, and Intel Corporation. While Treasurer at Amazon, Mr. Zumwalt was a member of the SEC Filing Disclosure and Enterprise Risk Management Committees as well as on the board of directors of over 100 Amazon subsidiaries. He has previously served on the board of the United States Tennis Association (USTA) and the USTA Foundation from 2019 through 2022, as well as the board of Omeros (OMER) from March 2020 through June 2023. He also currently serves on the board of the Women’s Tennis Association (WTA) since August of 2023. Mr. Zumwalt received an M.B.A. from the Foster School of Business at the University of Washington and a B.A. from the University of Pennsylvania.

Mr. Zumwalt’s qualifications to serve on our Board include: his strong business and financial acumen, including expertise in accounting standards and with financial statements.
Ranpak   15   2024 Proxy Statement

Proposal No. 2
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee of our Board has engaged KPMG LLP (“KPMG”), as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and is seeking ratification of such selection by our stockholders at the Annual Meeting. A representative of KPMG is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.
Neither our bylaws nor other governing documents or applicable law require stockholder ratification of the selection of KPMG as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
The following table provides information regarding the fees incurred to KPMG during the fiscal year ended December 31, 2023 and to KPMG and Deloitte & Touche LLP (“Deloitte”) during the fiscal year ended December 31, 2022. The Audit Committee approved all of the fees described below.
	Fiscal Year Ended December 31,
	2023	2022
Audit fees(1)	$3,055,024	$1,927,788
Tax fees(2)	–	–
Audit-related fees(3)	–	–
All other fees	–	–
Total fees	$3,055,024	$1,927,788
(1)
Audit fees for the years ended 2023 and 2022 consist of fees billed for professional services rendered for the audit of our consolidated financial statements, review of the financial statements included in the Company’s Form 10-Q filings and services that are normally provided by KPMG in connection with regulatory filings, and for 2023, includes $1,453,038 in fees that relate to the year ended December 31, 2022. KPMG began providing these services in the second quarter of 2022. Deloitte provided these services in the first quarter of 2022.

(2)	Fees for professional services performed with respect to tax compliance, tax advice and tax planning.
(3)
Fees for assurance and related services that are reasonably related to the performance of the audit or review of our year-end consolidated financial statements and internal controls. Fees for comfort processes in coordination with Company’s registration statements filings.

Ranpak   16   2024 Proxy Statement

Pre-Approval Policies and Procedures
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the audit committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by the independent auditors as provided under the Audit Committee charter. The Audit Committee may delegate its authority to pre-approve services to the Chair of the Committee, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.
The Board recommends a vote FOR ratification of our independent registered public accounting firm.
Ranpak   17   2024 Proxy Statement

Report of the Audit Committee of the Board of Directors
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Ranpak under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Ranpak’s audited financial statements as of and for fiscal year 2023.
The Audit Committee has discussed with KPMG, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has received from KPMG the written disclosures and the letter required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG their independence. Finally, the Audit Committee discussed with KPMG, with and without management present, the scope and results of KPMG’s audit of Ranpak’s audited financial statements as of and for fiscal year 2023.
Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2023 for filing with the SEC. The Audit Committee also has engaged KPMG as our independent registered public accounting firm for fiscal year 2024 and is seeking ratification of such selection by the stockholders.
Audit Committee
Robert C. King, Chair
Alicia Tranen
Kurt Zumwalt
Ranpak   18   2024 Proxy Statement

Proposal No. 3
Non-Binding Advisory Resolution to Approve the Compensation of the Named Executive Officers
We are asking our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers for 2023 as described in this Proxy Statement, in accordance with the requirements of Section 14A of the Exchange Act. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to drive and reward performance and align the compensation of our named executive officers with the long-term interests of our stockholders. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for additional details about our executive compensation program, including information about the 2023 compensation of our named executive officers.
This proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Our Board and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program objectives.
Accordingly, we are asking our stockholders to vote “For” the following resolution:
RESOLVED, that the stockholders hereby approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as described in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and the narrative disclosure that accompanies the compensation tables.
Vote Required
The approval of this non-binding advisory proposal requires the affirmative vote of a majority of votes cast. Broker non-votes will not affect the outcome of the proposal as they are not counted as votes cast.
While we intend to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The Board recommends a vote FOR the approval of the named executive officer compensation, described in this proxy statement.
Ranpak   19   2024 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis (the “CD&A”) describes our executive compensation philosophy, process, objectives, and material elements of our compensation program for our “named executive officers” (“NEOs”) for fiscal 2023 who are named in the “Summary Compensation Table.” This CD&A should be read together with the compensation tables and related disclosures set forth below. In 2023, our NEOs and their positions were as follows:
•	Omar Asali, our Chairman and Chief Executive Officer;
•	Bill Drew, our Executive Vice President and Chief Financial Officer;
•	Eric Laurensse, our Managing Director, Europe;
•	Antonio Grassotti, our Managing Director, APAC; and
•	Mark Siebert, our Managing Director, North America.
While the principal purpose of this CD&A is to review the compensation of our NEOs, many of the programs discussed apply to other members of senior management who, together with our NEOs, are collectively referred to herein as our “executive officers” or “executives.”
Compensation Philosophy and Objectives
Our compensation program is designed to attract, retain and motivate our executives who drive the Company’s success. We believe that a strong performance-focused executive compensation program is essential to enable the Company to achieve its corporate performance goals in the competitive protective packaging industry and drive stockholder value. We seek to achieve these objectives through a compensation program that:
Pays for Performance
•
We provide incentives to our executive officers based upon meeting or exceeding specified financial targets that are challenging but achievable. A significant portion of our executives’ compensation is “at risk” and subject to achievement of performance criteria. As is described further below, our short-term incentive program is based upon our achievement of an adjusted EBITDA (“AEBITDA”) goal for the year. Performance-based compensation represented a significant portion of our NEO’s target total direct compensation for fiscal 2023.

Instills an Ownership Culture
•
We believe that long-term performance is achieved through an ownership culture that rewards performance by linking the interest of our executive officers with those of our stockholders. Our long-term incentive program for our executives is granted in the form of performance restricted stock units (“PRSUs”) and restricted stock units (“RSUs”). The PRSUs are only earned if the relevant performance targets are met, and vest over a three-year period. The RSUs vest over a two-year period. We believe this program ensures that a significant portion of the compensation of our executives is “at risk” and is tied to our stock to increase alignment with our stockholders. In addition, the multi-year vesting schedule of both the RSUs and PRSUs reduces the risk that executives will place too much focus on short-term achievements to the detriment of the long-term sustainability of the Company. Lastly, the multi-year vesting schedule also serves as a retention mechanism for our executives.

Ranpak   20   2024 Proxy Statement

Pays Competitively
•
We set compensation levels so that they are competitive with those of other individuals holding comparable positions at other multinational corporations of similar size, value and complexity with which we compete for talent.

Values Stockholder Input
•	In setting compensation levels, we take into account feedback from our stockholders, as applicable.
Compensation Elements and Pay Mix
Consistent with our compensation philosophy, the majority of our NEOs’ target total direct compensation in fiscal 2023 was variable and at-risk, reflecting our belief that a significant amount of executive compensation should be tied to performance for executives who bear higher levels of responsibility with respect to overall Company performance. For our CEO, 100% of his 2023 total direct compensation was in the form of equity incentive awards, and 45% of that compensation was “at risk” in the form of PRSUs. Approximately 43% of the 2023 total target direct compensation of our other NEOs was at-risk, consisting of annual cash bonuses and PRSUs.

Ranpak   21   2024 Proxy Statement

	Element	Purpose	Key Characteristics
Fixed	Base Salary
This pay element is intended to provide a fixed component of compensation that is commensurate with each executive’s experience, role and responsibilities. We note that our CEO, Omar Asali, did not receive a base salary for 2023 and received all of his compensation in the form of equity awards.
Provides a steady source of income to our executive officers in line with the Company’s historic practices (including before we were public) and market practice.
Variable	Annual Cash Bonus
This element is designed to motivate senior executives and reward the achievement of specific performance goals that support our business strategy. We note that our CEO did not receive an annual cash bonus opportunity for 2023.
Payouts are determined based on achievement of AEBITDA** targets for 2023, as established by our Board.
	Equity Incentive Awards	This element is intended to align the interests of executives with long-term stockholder value and serve to attract and retain executive talent.
RSUs are subject to time-based vesting over a two-year period.

PRSUs may be earned at 0-150% of target based on achievement of AEBITDA targets for 2023, as established by our Board. PRSUs vest over a three-year period.

**
AEBITDA is a non-GAAP financial measure that we present on a constant currency basis and calculate as net income (loss), adjusted to exclude: benefit from income taxes; interest expense; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items. For non-GAAP reconciliation information, see “Presentation and Reconciliation of GAAP to Non-GAAP Measures” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Our executive compensation program and practices are designed to reinforce our pay-for-performance philosophy and incorporate corporate governance best practices designed to protect the interests of our stockholders. As the labor market continues to be fluid and dynamic, we will continue to evaluate our compensation program and practices relative to our market peers.
We use traditional compensation elements of base salary, annual cash incentives, long-term equity incentives, and employee benefits to deliver attractive and competitive compensation rewards to our executives for driving stockholder value. Our fiscal 2023 annual incentive program consisted of regular annual cash bonuses and PRSUs. In addition, we have in place a special long-term incentive program (the “LTIP PRSUs”) that was granted in 2021 and is tied to multi-year performance goals during 2023-2025. We believe that this LTIP PRSU program provides our executives with an additional incentive to drive toward even greater profitability over the long term. This program will have value for executives only if the Company achieves and maintains significant profitability over multiple years, and it provides significant upside opportunity for outsized achievements. For more information about LTIP PRSUs, see section titled “LTIP PRSUs” in our 2021 CD&A in our proxy statement filed with the SEC on April 12, 2022. We evaluate the likelihood of attaining the performance criteria related to our executive compensation arrangements during each reporting period. As of December 31, 2023, our assessment of the executive compensation likely to be recognized related to the 2021 LTIP PRSUs based on the performance criteria, actual results, and our projections was $0.
Ranpak   22   2024 Proxy Statement

The amount of pay that is performance-based for an executive is directly related to the level of responsibility held by the position; accordingly, our highest ranked executive has the most performance-based pay as a percentage of total compensation. We set realistic but challenging goals in our annual cash incentive and long-term performance plans. In each case, if our executive officers fail to meet the threshold pre-determined performance goals, the award will not be earned. In executing our compensation program and determining executive compensation, we are guided by the following corporate governance best practices:
What We Do	What We Don't Do
Pay for Performance - structure a substantial portion of pay to be “at risk” and based on Company performance	No guaranteed bonuses or base salary increases
Provide bonuses that are dependent on meeting corporate and personal objectives with reasonable cap	No “single-trigger” change in control payments
Retain independent compensation consultant	No excessive perquisites
Formally assess risk within the executive compensation program	No liberal share recycling
Set incentive plan targets that consider internal strategic plans for performance expectations	No tax gross ups for executive officers
Minimum vesting requirements for equity incentive awards
Implement and enforce a NYSE-compliant clawback policy
Maintain robust stock ownership guidelines for our executive officers and directors
Ensure the independence of the Compensation Committee members and the advisors who report to them
Prohibit hedging transactions with respect to our equity securities
Executive Compensation Process
Role of the Compensation Committee, Management and the Board
Role of the Compensation Committee
The Compensation Committee discharges many of the responsibilities of our Board relating to the compensation of our executive officers, including our NEOs, and the non-employee members of our Board. The Compensation Committee has overall responsibility for overseeing our compensation and benefits philosophy and policies generally, overseeing and evaluating the compensation plans, policies and practices applicable to our CEO and our other executive officers, and ensuring that the target total direct compensation opportunities of our executive officers, including our NEOs, are consistent with our compensation philosophy and objectives.
The members of the Compensation Committee are appointed by our Board, and each member is an independent director within the meaning of the independent director guidelines of the NYSE. Currently, the members of the Compensation Committee are Messrs. Seshadri and King and Ms. Tranen, with Mr. Seshadri serving as the chair of the committee.
The Compensation Committee reviews our executive compensation program annually on a calendar year basis, generally in February. The Compensation Committee draws on a number of resources to assist in the evaluation of the various components of our executive compensation program including, but not limited to, input from our CEO and information provided in the public filings of industry peers and similarly situated companies in other industries. In addition, as described below under “Role of the Compensation Consultant,” the Compensation Committee has engaged an independent compensation consultant who will provide advice on the Company’s executive compensation program on a regular basis.
The Compensation Committee relies upon the judgment of its members in making compensation decisions. In addition, the Compensation Committee incorporates judgment in the assessment process to respond to and adjust for the evolving business environment. The members of the Compensation Committee have extensive experience in executive management, as well as compensation practices and policies.
In addition to reviewing and approving executive compensation, our Compensation Committee administers the Ranpak Holdings Corp. 2019 Omnibus Incentive Plan, as amended (the “2019 Omnibus Plan”).
Ranpak   23   2024 Proxy Statement

Role of Management
Our CEO typically makes recommendations to our Compensation Committee (other than with respect to his own compensation), attends certain Compensation Committee meetings, and is involved in the process for determining our NEOs’ compensation; provided that the CEO does not make any recommendation as to his own compensation nor does he participate in deliberations about or determinations of his own compensation. Our Compensation Committee considers management recommendations but is not required to follow any recommendations and may adjust compensation up or down as it determines in its discretion. Our Compensation Committee reviews the recommendations of management, and other data in determining each NEO’s total compensation, as well as each individual pay component.
Role of the Compensation Consultant
The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities and has engaged Frederic W. Cook & Co. (“FW Cook”) as its independent compensation consultant. FW Cook regularly advises the Compensation Committee on its executive compensation programs and overall compensation design, as well as peer company compensation practices. During 2023, the Compensation Committee assessed the independence of FW Cook under the applicable SEC and NYSE rules and concluded that its services presented no conflicts of interest.
Use of Comparative Market Data
For purposes of comparing our executive compensation program against the competitive market, the Compensation Committee considers recommendations from the CEO, and obtains input from its compensation consultant. The Compensation Committee does not use a single method or measure in making its compensation decisions, nor does it position compensation levels based upon a specific or target level relative to a peer group or other companies. Nonetheless, the pay practices at other companies are an important factor that the Compensation Committee considers in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace. The Compensation Committee, with assistance from FW Cook and input from management, establishes Ranpak’s comparative peer group. The selection process begins with a list of potential peer companies, which is filtered using various criteria to determine the final list of peer companies, including but not limited to:
•	Companies in similar industries
•	Competitors for executive talent
•	Companies that consider Ranpak a peer, are peers of our direct competitors, or are considered to be our peers by third parties (i.e., analysts and proxy advisors)
•	Companies that fit certain desired financial size criteria, such as revenue, market cap, profitability, margin, etc.
In preparation for making 2023 compensation decisions, the Compensation Committee reviewed the existing compensation peer group in consultation with the independent compensation consultant for continued financial and business fit. The table below reflects list of the 15 peer group companies utilized to inform compensation decisions for our NEOs for fiscal 2023. Based on data compiled by FW Cook at the time of the peer group review, our revenues and market capitalization were at the 29th and 28th percentiles, respectively, in relation to the 2023 peer group.
Allied Motion Tech (AMOT)	CECO Environmental (CECO)	Chase Corporation (CCF)	Columbus McKinnon (CMCO)
DMC Global (BOOM)	The Eastern Company (EML)	Enerpac Tool Group (EPAC)	ESCO Technologies (ESE)
Graham Corporation (GHM)	Hurco Companies (HURC)	Kadant (KAI)	Myers Industries (MYE)
Powell Industries (POWL)	TriMas (TRS)	UFP Technologies (UFPT)
Generally, the Compensation Committee evaluates the compensation of our executive officers relative to the median of the competitive market. However, as discussed hereafter, various other factors are taken into consideration in determining our executive officers’ compensation and the Compensation Committee does not target compensation at any specific level relative to
Ranpak   24   2024 Proxy Statement

the competitive market. When reviewing our current executive compensation arrangements and approving each compensation element and the target total direct compensation opportunity for our executive officers, the Compensation Committee considers the following factors:
•	Each individual executive officer’s skills, experience and qualifications relative to similarly-situated executives at other comparable companies in our industry;
•	Each individual executive officer’s skills, experience and qualifications relative to similarly-situated executives at other comparable companies in our industry;
•	Our performance against the financial and operational objectives established by the Compensation Committee and our Board;
•	The compensation practices of our competitors; and
•	The recommendations provided by our CEO with respect to the compensation of our other executive officers.
Analysis of Fiscal 2023 Compensation
In 2023, the principal elements of our executive compensation program were as follows:
•	Base salary;
•	Annual cash bonus;
•	Annual equity incentive awards in the form of PRSUs; and
•	Special, one-time retention awards in the form of RSUs.
Base Salary
Base salary represents the fixed portion of the compensation of our executive officers, including our NEOs, and is an important element of compensation intended to attract and retain highly talented individuals. The base salaries of our executive officers may be adjusted by the Compensation Committee in the event of a promotion or significant change in responsibilities. Mr. Asali did not receive a base salary in 2023 in respect of his services and instead was compensated entirely in the form of equity awards, as discussed further below.
The base salaries of our NEOs for fiscal 2023 are shown in the Summary Compensation Table below. Mr. Drew received an increase in base salary in 2023 from the 2022 level of approximately 4.0%, Mr. Laurensse received an increase in base salary in 2023 from the 2022 level of approximately 1.9%, and Mr. Grassotti received an increase in base salary in 2023 from the 2022 level of approximately 4.0%, in each case, as part of our regular annual merit-based compensation review. Otherwise, there were no material changes to our NEOs’ base salaries in 2023.
Annual Cash Bonuses
We maintained an annual cash bonus program for our executive officers in 2023, in which our NEOs (other than Mr. Asali) were eligible to participate. Such awards are designed to motivate our executive officers to focus on company priorities. The annual bonus was eligible to be earned based on the attainment of AEBITDA targets established by our Board, as described below, with linear interpolation applied between performance levels. If our AEBITDA is below the threshold level, no bonuses will be paid.
AEBITDA** (in millions)	Percentage Payout
Less than $74.2	0%
Threshold: $74.2	15%
Target: $87.3	100%
Maximum: $101.9 or greater	200%
**
AEBITDA is a non-GAAP financial measure that we present on a constant currency basis and calculate as net income (loss), adjusted to exclude: benefit from income taxes; interest expense; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items. For non-GAAP reconciliation information, see “Presentation and Reconciliation of GAAP to Non-GAAP Measures” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Ranpak   25   2024 Proxy Statement

We use AEBITDA as our sole bonus performance metric because we believe that at this stage in the Company’s maturity, this measure is most reflective of our profitability, growth and stockholder value. At this time, we do not include an individual performance component in our annual bonus program formula, and so bonus payouts were determined based solely on our achievement of the AEBITDA metric.
For 2023, our actual AEBITDA was $76.5 million, resulting in a percentage payout of 25% for each of our executive officers who participated in the program. On March 5, 2024, the Compensation Committee approved an additional 25% payout based on its holistic evaluation of the Company's performance as determined in its discretion so each of our NEOs who participated in the program received a total annual bonus of 50% of their target bonus amount, as set forth below:
Name	Target Bonus ($)	Actual 2023 Bonus ($)
Omar Asali	$—	$—
Bill Drew	$118,560	$59,280
Antonio Grassotti	$164,335	$82,168
Eric Laurensse	$131,161	$65,580
Mark Siebert	$119,233	$59,616
Annual Equity Incentive Awards
In 2023, we only granted PRSUs as part of the annual equity incentive compensation program, in furtherance of our pay-for-performance commitment. Our Compensation Committee and Board believe that offering meaningful equity ownership in the Company is helpful in retaining our NEOs and other key employees. We believe that providing long-term incentive compensation in the form of PRSUs is a critical element of our executive compensation program as it reinforces our pay-for-performance culture and aligns employees’ interests and contributions with the long-term interests of the Company’s stockholders. PRSUs also encourage achievement of our AEBITDA goals. Beginning in 2024, the Company will grant both PRSUs with a three-year vesting period and time-vesting RSUs with a two-year vesting period as part of the annual equity incentive compensation program, aligning our NEOs’ interests with stockholder value over the long term.
At this stage in our maturity, we decided to use the AEBITDA in the year of grant to determine our PRSU payout levels because we think it is important to apply a performance measure to our equity awards in order to drive performance and stockholder alignment. As we evolve into a more mature public company, we may consider implementing multi-year performance metrics and additional performance measures. The 2023 PRSUs were eligible to be earned between 0% and 150% of the target level based on the Company’s achievement of AEBITDA during 2023 as follows, with linear interpolation applied between performance levels:
AEBITDA** (in millions)	Percentage PRSUs Earned
Less than $74.2	0%
Threshold: $74.2	15%
Target: $87.3	100%
Maximum: $100.4 or greater	150%
**	AEBITDA has the same meaning as described above under “Annual Cash Bonuses”.
Ranpak   26   2024 Proxy Statement

Any PRSUs that were earned vest over three years. For 2023, our actual AEBITDA was $76.5 million, resulting in an achievement level of 25% of the target 2023 PRSUs for each of our executive officers. After careful consideration, the Compensation Committee approved an additional 25% payout based on its holistic evaluation of the Company's performance as determined in its discretion, so each of our NEOs received a payout of 50% of the target amounts as follows:
Name	Target Grant Date Fair Value ($)	Actual 2023 ($) (1)
Omar Asali	$1,181,590	$590,795
Bill Drew	$393,857	$196,929
Antonio Grassotti	$261,204	$130,602
Eric Laurensse	$450,135	$225,068
Mark Siebert	$234,697	$117,349
(1)	Based on grant date fair value. See “Grants of Plan Based Awards” table for further information.
Changes to Fiscal 2024 CEO Compensation
In 2023 and prior years, our CEO, Omar Asali, did not receive a base salary and received all of his compensation in the form of equity awards. As part of our regular annual compensation review, and upon considering Mr. Asali’s skills, experience and qualifications and the prevailing market practice, the Compensation Committee decided to provide Mr. Asali with a base salary of $600,000 and an annual target bonus opportunity that equals 100% of his base salary, effective May 1, 2024. Our Compensation Committee will continue to review and assess our CEO compensation to ensure alignment with the interests of the Company and our stockholders.
Other Compensation
One-Time Retention Award
In August 2023, the Compensation Committee of the Board approved a one-time grant of RSUs to certain employees, including our NEOs, which was intended as a retention award. These RSUs vest in two equal installments on each of January 1, 2025 and January 1, 2026, subject to the NEO's continuous service through such dates. The grant date fair value of these retention RSUs for the NEOs are as follows:
Name	Grant Date Fair Value ($)
Omar Asali	$1,430,400
Bill Drew	$417,200
Antonio Grassotti	$238,400
Eric Laurensse	$298,000
Mark Siebert	$238,400
Company 401(k) Plan
The Company maintains a 401(k) retirement savings plan for its employees in the United States, including the NEOs who satisfy certain eligibility requirements. Mr. Drew and Mr. Siebert were eligible to participate in the 401(k) plan on the same terms as other full-time employees and received matching contributions equal to 50% of the first 6% of their individual contributions.
Retirement Plan
The Company makes an annual contribution to a pension plan, which is a Dutch government-required pension plan (the “Dutch Retirement Plan”), on behalf of Mr. Laurensse. The Dutch Retirement Plan is a collective defined contribution plan administered in compliance with governing pension legislation in the Netherlands. Other than through the Dutch Retirement Plan, we do not provide defined benefit pension benefits to any of our NEOs.
Ranpak   27   2024 Proxy Statement

Employee Benefits and Perquisites
All of the Company’s full-time employees, including the NEOs, are eligible to participate in the Company’s health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, health savings accounts, short-term and long-term disability insurance and life insurance, as applicable.
As part of their compensation package, Mr. Laurensse is entitled to the use of a company car and Mr. Grassotti is entitled to car allowance payments, which includes fuel, maintenance and insurance. In 2023, the estimated value for the use of the company car was $21,144 for Mr. Laurensse and the car allowance was $26,464 for Mr. Grassotti. Ranpak provided this benefit to help ensure that Messrs. Laurensse and Grassotti would be able to devote their full business time to Ranpak’s affairs and to make employment at Ranpak attractive at a relatively modest cost to Ranpak. Additionally, Mr. Grassotti was entitled to $70,570 to help subsidize housing payments.
Employment Arrangements and Severance
Employment Agreements
The Company entered into offer letter agreements with Messrs. Asali, Siebert and Drew, effective as of June 3, 2019, March 21, 2023, and June 3, 2019, respectively. The offer letters provide for at-will employment and do not provide for any severance entitlements.
In addition, Mr. Siebert is subject to non-solicitation and non-competition restrictions for a period of 24 months following a termination of employment.
The Company entered into an employment agreement with Mr. Laurensse, which provides for an annual base salary and an annual holiday allowance equal to 8% of his gross base salary. In addition, Mr. Laurensse is entitled to a company car allowance, which equaled $21,144 in 2023. Ranpak also makes a premium contribution to Mr. Laurensse’s health care and provides Mr. Laurensse with a pension benefit pursuant to a Dutch government-required pension plan, on the same terms and conditions as other employees of Ranpak B.V.
Termination and Change in Control Benefits
Prior to the closing of the business combination whereby we acquired all of the issued and outstanding shares of common stock of Rack Holdings, Inc., a Delaware corporation, pursuant to the terms of the stock purchase agreement dated, as of December 12, 2018, by and among the Company, Rack Holdings, Inc. and Rack Holdings, L.P. (the “Ranpak Business Combination”), a subsidiary of our predecessor company entered into a severance and non-competition agreement with Mr. Grassotti in November 2015 (the “Severance Agreement”). The Severance Agreement provides that in the event that Mr. Grassotti is terminated without “cause” or resigns for “good reason” (as each such term is defined in the Severance Agreement), subject to his signing and not revoking a release of claims, he is entitled to receive the following: (i) a continuation of his base salary for 12 months following the separation date, (ii) any earned but unpaid annual bonus for the year prior to termination, (iii) any earned bonus for the year of termination, (iv) an amount to cover the remaining contractual commitments incurred by Mr. Grassotti for housing, car and medical expenses, in each case not to exceed Mr. Grassotti’s allowance for a particular expense and (v) an amount of up to SGD 7,000 for costs incurred for a move from Singapore to a location of Mr. Grassotti’s choice. The Severance Agreement also provides that Mr. Grassotti is subject to non-competition and non-solicitation restrictions for a period of 24 months following a termination of employment.
Mr. Laurensse is not entitled to any severance payment upon a termination of employment; however, he is entitled to a three-month notice period (or a payment in lieu thereof) if his employment is terminated by the Company, in addition to any severance or benefit he may be entitled to under Dutch labor laws.
Other than the agreements described above, the Company does not have any employment agreements with its NEOs. In addition, we do not maintain any formal severance plan or agreements for our NEOs. Upon a termination of employment and/or a change in control, any outstanding equity awards will be treated in accordance with their terms, described further below under “Potential Payments Upon Termination or Change in Control.”
Ranpak   28   2024 Proxy Statement

Executive Stock Ownership Guidelines
Our Board has adopted strict minimum equity holding requirements applicable to our executive officers and directors, as a multiple of their base salary, to further align their long-term interests with those of our stockholders. Our CEO is required to hold stock with a value of at least five times his annual base salary. NEOs other than the CEO are required to hold stock with a value of at least two times their respective annual base salaries. Our non-employee directors are required to hold stock with a value of at least three times their respective annual cash retainers. If any of our executive officers and directors has not met this ownership level, he or she may not sell any shares during the relevant year except to cover taxes on shares that become vested during the year. Unearned RSUs and unearned PRSUs held by the individual are not included in determining compliance with the stock ownership requirement.
Mr. Asali currently holds stock with a value in excess of the five times base salary requirement for the CEO. Messrs. Drew, Grassotti and Laurensse currently hold stock with a value in excess of the two times base salary requirement for other NEOs. Mr. Siebert, appointed as Managing Director, North America in April 2023, currently does not hold stock with a value in excess of the two times base salary requirement but is on track to be in compliance within the five-year period as required by the guidelines.
Clawback Policy
The Board has adopted a Compensation Recoupment Policy (the “Clawback Policy”) in October 2023, which provides that, in the event the Company is required to prepare an accounting restatement due to material non-compliance with a financial reporting requirement under the federal securities laws, the Company will recover any incentive-based compensation received by any current or former executive officer (each, a “Covered Executive”) after the effective date of the policy and during the three-year period preceding the date on which the Company is required to prepare the restatement that is in excess of what would have been paid or earned by such executive officer had the financial results been properly reported (“Erroneously Awarded Compensation”). The Clawback Policy is intended to comply with the requirements of Section 10D of the Exchange Act and the NYSE Listed Company Manual Section 303A.14. Recovery under the Clawback Policy is mandatory and no employee misconduct is required for the Company to recover Erroneously Awarded Compensation.
Anti-Hedging and Pledging Policy
Our Insider Trading Policy prohibits hedging and pledging. Employees and directors are prohibited from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities. However, holding and exercising employee stock options, RSUs, PRSUs or other equity-based awards granted under our equity compensation plans is not prohibited. We prohibit employees and directors from pledging Company securities in any circumstance, and from holding Company securities on margin or holding Company securities in a margin account.
Tax and Accounting Considerations
The Compensation Committee considers tax and accounting implications in determining all elements of our compensation plans, programs and arrangements, although they are not the only factors considered. In some cases, other important considerations may outweigh tax or accounting considerations and the Compensation Committee maintains the flexibility to compensate our officers in accordance with the Company’s compensation philosophy.
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of compensation to $1 million per year for certain named executive officers of the Company, except that historically Section 162(m) provided for an exemption for compensation that qualified as “performance-based compensation.” In the past, several elements of our named executive officers’ compensation were intended to be deductible under Section 162(m) as performance-based compensation. The Tax Cuts and Jobs Act of 2017 repealed the exemption from the Section 162(m) deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017. As a result, we expect that compensation paid to our named executive officers in excess of $1 million generally will not be deductible.
Ranpak   29   2024 Proxy Statement

Report of the Compensation Committee of the Board of Directors
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Ranpak under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Salil Seshadri, Chair
Robert C. King
Alicia Tranen
Ranpak   30   2024 Proxy Statement

EXECUTIVE COMPENSATION TABLES
2023 Summary Compensation Table
The following table sets forth compensation information concerning the compensation paid and awards granted to each of our NEOs for services rendered to the Company in all capacities during the years ended December 31, 2023, 2022, and 2021.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Omar Asali	2023	$—	$—	$2,611,990	$—	$—	$2,611,990
Chief Executive Officer and Chairman	2022	$—	$—	$1,267,759	$—	$—	$1,267,759
	2021	$—	$—	$23,354,484	$—	$—	$23,354,484
Bill Drew	2023	$294,208	$29,640	$811,057	$29,640	$8,826	$1,173,371
Chief Financial Officer	2022	$285,000	$—	$422,579	$—	$9,150	$716,729
	2021	$263,740	$—	$3,680,199	$212,180	$8,700	$4,164,819
Antonio Grassotti(5)	2023	$410,839	$41,084	$499,604	$41,084	$97,034	$1,089,645
Managing Director, APAC	2022	$394,346	$—	$280,250	$—	$96,938	$771,534
	2021	$397,445	$—	$2,528,299	$317,956	$100,631	$3,344,331
Eric Laurensse(5)(6)	2023	$283,045	$32,790	$748,135	$32,790	$44,087	$1,140,847
Managing Director, Europe	2022	$274,302	$—	$482,964	$—	$36,353	$793,619
	2021	$299,029	$—	$3,903,709	$276,879	$46,758	$4,526,375
Mark Siebert(7)	2023	$300,000	$29,808	$473,097	$29,808	$18,714	$851,427
Managing Director, North America
(1)
On March 5, 2024, the Compensation Committee of the board of directors, at its discretion, approved the payment of an additional 25% in excess of the amount earned for achievement of the performance measures established for the 2023 cash bonus plan. Accordingly, the discretionary amount is included in the “Bonus” column, whereas the non-discretionary portion earned related to 2023 is included in the “Non-Equity Incentive Compensation” column.

(2)
This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all stock awards granted, which for 2023 represented PRSUs and RSUs, and is consistent with the aggregate compensation cost to be recognized over the service period, excluding the effect of estimated forfeitures. See the “Grants of Plan-Based Awards Table” for additional information. Assumptions included in the calculation of these amounts are included in the footnotes to our consolidated financial statements as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Generally, the grant date fair value presented does not correspond to the actual value that the NEOs will realize from the award. In particular, in accordance with SEC rules, the aggregate grant date fair value of the PRSUs presented in the table above is calculated based on the most probable outcome of the related performance conditions as of the grant date, which was target performance. If the maximum performance metric was achieved for the PRSUs, the grant date fair value would be $1,772,385 for Mr. Asali $590,786 for Mr. Drew; $391,806 for Mr. Grassotti; $675,203 for Mr. Laurensse; and $352,045 for Mr. Siebert.
(3)	Amounts for 2023 included in this column represent the non-discretionary portion earned in 2023 related to the achievement of performance measures established for the 2023 cash bonus plan.
(4)
Amounts under the “All Other Compensation” column for 2023 include: (i) for Mr. Drew, $8,826 in 401(k) match contributions (ii) for Mr. Grassotti, a car allowance (including insurance, maintenance, and fuel) of $26,464 and $70,570 in housing; (iii) for Mr. Laurensse, a car allowance (including insurance, maintenance, and fuel) of $21,144 and $22,943 in pension contributions; and (iv) for Mr. Siebert, a cellular phone allowance, relocation benefits, and $5,077 in 401(k) matching contributions.

(5)	The values provided for Mr. Grassotti and Mr. Laurensse are in USD and are based on an exchange rate of 1: 1.068014 Euros to USD.
(6)	Base salary for Mr. Laurensse includes holiday pay equal to $20,724 for 2023, pursuant to the terms of his employment agreement with the Company.
(7)	Mr. Siebert commenced employment with us in April 2023 and his base salary and incentive compensation were pro-rated accordingly.
Ranpak   31   2024 Proxy Statement

Grants of Plan-Based Awards
The following table provides information about plan-based awards granted to NEOs in 2023. The Equity Incentive Plan Awards and All Other Stock Awards were granted under the Company's 2019 Omnibus Plan.
			Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards ($)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Grant Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Omar Asali	Feb. 28	PRSU	$—	$—	$—	28,133	187,554	281,331	—	$1,181,590
	Aug. 7	RSU	$—	$—	$—	—	—	—	240,000	$1,430,400
Bill Drew		Cash	$44,460	$118,560	$237,120	—	—	—	—	$—
	Feb. 28	PRSU	$—	$—	$—	9,378	62,517	93,776	—	$393,857
	Aug. 7	RSU	$—	—	$—	—	—	—	70,000	$417,200
Antonio Grassotti		Cash	$61,626	$164,335	$328,671	—	—	—	—	$—
	Feb. 28	PRSU	$—	$—	$—	6,219	41,461	62,192	—	$261,204
	Aug. 7	RSU	$—	$—	$-—	—	—	—	40,000	$238,400
Eric Laurensse		Cash	$39,349	$131,161	$262,321	—	—	—	—	$—
	Feb. 28	PRSU	$—	$—	$—	10,718	71,450	107,175	—	$450,135
	Aug. 7	RSU	$—	$—	$—	—	—	—	50,000	$298,000
Mark Siebert(5)		Cash	$60,000	$160,000	$320,000	—	—	—	—	$—
	May 2	PRSU	$—	$—	$—	8,845	58,969	88,454	—	$234,697
	Aug. 7	RSU	$—	$—	$—	—	—	—	40,000	$238,400
(1)
Amounts shown are the threshold, target and maximum payouts under the Company's 2023 short-term incentive cash bonus plan (“Cash”). See further discussion regarding the performance metrics in the section entitled “Analysis of Fiscal 2023 Compensation”. The actual amounts earned and paid to the NEOs under the 2023 cash bonus plan are presented in the “Summary Compensation Table.” The values provided for Mr. Grassotti and Mr. Laurensse are shown in USD and are based on an exchange rate of 1:1.068014 Euros to USD.

(2)
Amounts shown are the threshold, target and maximum number of shares that may be earned under the 2023 PRSUs based on the Company’s achievement of achievement of the performance goals for the period between January 1, 2023 and December 31, 2023, as further described in the section entitled “Analysis for Fiscal 2023 Compensation”. These PRSUs may be earned between 0% and 150% of target.

(3)	Includes RSUs granted to NEOs on August 7, 2023. These RSUs vest in two equal installments on each of January 1, 2025 and January 1, 2026 subject to the NEO's continuous service through such dates.
(4)
This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all stock awards granted. The grant date fair value of PRSU awards was calculated based on the most probable outcome of the related performance conditions as of the grant date, which was target performance in accordance with FASB ASC Topic 718. Assumptions included in the calculation of these amounts are included in the footnotes to our consolidated financial statements as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(5)
Mr. Siebert commenced employment with us in April 2023, and as a result his PRSUs were granted on a different date than the other NEOs. Such PRSUs vest on March 10, 2024, March 10, 2025, and March 10, 2026 subject to performance and time-based vesting conditions.

Ranpak   32   2024 Proxy Statement

Outstanding Equity Awards at Fiscal
Year-End
The following table shows information regarding outstanding equity awards held by our NEOs as of the end of fiscal 2023. All outstanding equity awards were granted pursuant to the Company's 2019 Omnibus Plan. The market value of the unvested RSUs is determined by multiplying the number of unvested units by $5.82, the per share closing price of our common stock on December 29, 2023, the last trading day of fiscal 2023.
	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Number of Awards: Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Omar Asali	08/07/2023(1)	240,000	$1,396,800	—	$—
	02/28/2023(2)	—	$—	187,554	$1,091,564
	03/09/2021(3)	34,999	$203,694	—	$—
	05/26/2021(4)	—	$—	960,000	$5,587,200
Bill Drew	08/07/2023(1)	70,000	$407,400	—	$—
	02/28/2023(2)	—	$—	62,517	$363,849
	03/09/2021(3)	11,665	$67,890	—	$—
	05/26/2021(4)	—	$—	130,000	$756,600
Antonio Grassotti	08/07/2023(1)	40,000	$232,800	—	$—
	02/28/2023(2)	—	$—	41,461	$241,303
	03/09/2021(3)	7,165	$41,700	—	$—
	05/26/2021(4)	—	$—	96,000	$558,720
Eric Laurensse	08/07/2023(1)	50,000	$291,000	—	$—
	02/28/2023(2)	—	$—	71,450	$415,839
	03/09/2021(3)	13,333	$77,598	—	$—
	05/26/2021(4)	—	$—	140,000	$814,800
Mark Siebert	08/07/2023(1)	40,000	$232,800	—	$—
	05/02/2023(2)	—	$—	58,969	$343,200
(1)
In August 2023, the Compensation Committee of the Board authorized a grant of RSUs broadly to employees intended as a retention grant. These RSUs vest in two equal installments on each of January 1, 2025 and January 1, 2026, subject to the NEO’s continuous service through such dates.

(2)
Represents the target number of PRSUs. The NEOs may earn between 0% to 150% of the target PRSUs based on the Company's achievement of the performance goals for the period between January 1, 2023 and December 31, 2023. One-third of the grant vested on March 10, 2024, and the remaining will vest in equal installments on March 10, 2025 and March 10, 2026.

(3)	Represents the third tranche of an award of PRSUs granted on March 9, 2021 and vested on March 3, 2024 based on actual performance.
(4)
Represents the target number of PRSUs pursuant to an award of LTIP PRSUs approved by the compensation committee in March 2020, subject to stockholder approval of our equity plan pool increase which was approved in May 2021. The NEOs may earn between 0% and 300% of the target number of PRSUs based on the Company’s achievement of the performance goals during the period consisting of three “Annual Measurement Periods,” which are the three consecutive fiscal years 2023, 2024 and 2025. Following the end of each Annual Measurement Period, the number of PRSUs earned and eligible to vest for such Annual Measurement Period will be equal to the percentage achievement of the performance goal multiplied by 1/3 of the target number of PRSUs.

Ranpak   33   2024 Proxy Statement

Option Exercises and Stock Vested
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Omar Asali	69,117	$439,584
Bill Drew	21,824	$138,801
Antonio Grassotti	13,990	$88,976
Eric Laurensse	26,467	$168,330
Mark Siebert	—	$—
(1)	The amounts reflected in this column represent the market value of the underlying shares of common stock as of the vesting date.
Potential Payments Upon Termination or Change in Control
As a general matter, we do not have employment or severance agreements with members of our management team. However, Messrs. Laurensse and Grassotti have agreements that have been in place since before the Ranpak Business Combination under which they are entitled to certain severance benefits upon their termination of employment under certain circumstances, as follows:
•	Under his employment agreement with Ranpak B.V., Mr. Laurensse is entitled to three months’ notice (or a payment in lieu thereof) for the Company to terminate his employment.
•
Under his Severance Agreement, if Mr. Grassotti’s employment is terminated by the Company without cause or by him for good reason, subject to his signing and not revoking a release of claims against the Company, Mr. Grassotti will receive (i) continued payment of his base salary for 12 months, (ii) any earned but unpaid bonus for a prior year, (iii) a pro-rated bonus for the year of termination (based on actual performance), (iv) an amount equal to any housing, car and medical expenses for a 12-month period, and (v) an amount of up to SGD 7,000 (equating to $5,150 based on the exchange ratio as of December 29, 2023) for costs incurred for a move from Singapore to a location of his choice.

•
Messrs. Laurensse and Grassotti are also subject to noncompetition and nonsolicitation covenants for a period of 12 months (for Mr. Laurensse) and 24 months (for Mr. Grassotti) after their termination of employment.

In addition, pursuant to our equity award agreements, our named executive officers are entitled to additional vesting of certain of their outstanding equity awards under certain circumstances, as follows:
•
Under our RSU agreements and PRSU agreements, upon a termination of employment by the Company without “cause” or by the participant for “good reason” (each as defined in the relevant award agreement), the participant would receive pro-rata vesting of their outstanding RSU and PRSU awards, and upon their death or disability, the participant would receive full vesting of their unvested RSU and PRSU awards.

•
Under the LTIP PRSU award agreements, upon a termination of a participant’s employment due to death or disability, all outstanding LTIP PRSUs will remain outstanding and eligible to be earned (if not yet earned), and the earned LTIP PRSUs will vest. In addition, if a participant’s employment is terminated without cause or for good reason after January 1, 2023, a pro-rata portion of the LTIP PRSUs that are eligible to be earned during the relevant performance year will vest based on actual performance, and if a participant’s employment terminates due to death or disability at any time, the LTIP PRSUs will remain outstanding and eligible to vest based upon actual performance. Upon a change in control after January 1, 2023, the Board will determine the extent to which it believes the performance goal would have been met for the entire year, and this level of achievement will apply to all of the remaining unvested LTIP PRSUs.

•
In addition, upon a participant’s termination of employment by the Company without cause within 24 months after a change in control, all of the participant’s outstanding unvested equity awards issued under the Company's 2019 Omnibus Plan will vest.

Ranpak   34   2024 Proxy Statement

The following table describes the potential additional payments and benefits to which the NEOs would be entitled upon termination of their employment under various scenarios under existing plans, agreements and arrangements. The amounts shown are estimates and are based on numerous assumptions, including that employment terminated on December 29, 2023 (i.e., the last business day in 2023 on which our common stock was traded on the NYSE, with a closing price of $5.82 per share).
Name	Benefit Description	Termination Without Cause by Company Or For Good Reason By Executive NOT In Connection With A Change In Control ($)	Termination Without Cause by Company Or For Good Reason By Executive In Connection With A Change In Control ($)	Termination Due to Death or Disability ($)
Omar Asali	Cash Severance	$—	$—	$—
	Accelerated vesting of equity awards	$444,706(1)	$444,706(2)	$1,873,391(3)
Bill Drew	Cash Severance	$—	$—	$—
	Accelerated vesting of equity awards	$139,936(1)	$139,936(2)	$566,261(3)
Antonio Grassotti	Cash Severance	$590,040	$—	$590,040(4)
	Accelerated vesting of equity awards	$84,707(1)	$84,707(2)	$334,835(3)
Eric Laurensse	Cash Severance	$65,580	$—	$43,720(5)
	Accelerated vesting of equity awards	$135,035(1)	$135,035(2)	$472,561(3)
Mark Siebert	Cash Severance	$—	$—	$—
	Accelerated vesting of equity awards	$52,259(1)	$52,259(2)	$318,600(3)
(1)
Represents the value of (i) unvested RSUs that would accelerate on a pro-rata basis based on the number of completed days beginning after the last occurring vesting date and ending on the NEO’s termination date, divided by the total number of days in the service period; and (ii) unvested PRSUs that would accelerate on a pro-rata basis based on the number of completed months beginning after the last occurring vesting date and ending on the NEO’s termination date, divided by 12.

(2)
Represents the value of (i) unvested RSUs that would accelerate on a pro-rata basis based on the number of completed days beginning after the last occurring vesting date and ending on the NEO’s termination date, divided by the total number of days in the service period; and (ii) unvested PRSUs that would accelerate on a pro-rata basis based on the number of completed months beginning after the last occurring vesting date and ending on the NEO’s termination date, divided by 12.

(3)	Represents the value of (i) unvested RSUs and PRSUs that would accelerate and vest in full upon a termination due to death or disability
(4)
For Mr. Grassotti, the value represents (i) continued payment of his base salary for 12 months in the amount of $410,839, (ii) a pro-rated bonus for the year of termination (based on actual performance) in the amount of $82,168, (iii) an amount equal to any housing, car and medical expenses for a 12-month period, which is estimated to be approximately $97,034, and (iv) an amount of up to SGD 7,000 (equating to $5,150 based on the exchange ratio as of December 29, 2023) for costs incurred for a move from Singapore to a location of his choice.

(5)
For Mr. Laurensse, the value represents a payment of three-month base salary in lieu of the three-month notice requirement under his employment agreement in the event of a termination due to disability. For a termination due to death, the amount of cash severance will be $43,720, which represent a maximum of two-months' base salary

CEO Pay Ratio
We are required by SEC rules and regulations to disclose the annual total compensation for our CEO and an estimate of the median annual total compensation for our worldwide employee population excluding our CEO, and the ratio of annual total compensation for our CEO to the annual total compensation for our median employee (the “Pay Ratio Disclosure”).
For 2023, the estimated annual total compensation of our median employee was $65,791. Our CEO’s annual total compensation for 2023 for purposes of the Pay Ratio Disclosure was $2,611,990, as set forth in the Summary Compensation Table above. Based on this information, for 2023, the ratio of the compensation of the CEO to the median employee’s annual total compensation was estimated to be 40 to 1.
For purposes of the fiscal year 2023 CEO pay ratio set forth above, we used the same median employee identified with respect to our fiscal year 2022 CEO pay ratio, as there has not been a significant change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. To identify, and to determine the annual total compensation of, the median employee, we prepared a listing of our employee population as of December 31, 2022 and annualized the compensation of any permanent employees, employed either part-time or full-time, who were employed by us for less than the full fiscal year. We then compared actual cash compensation received for 2022 for those employees on an
Ranpak   35   2024 Proxy Statement

annualized basis, consisting of base salary amounts paid in 2022 and annual cash bonus awards actually paid or payable in 2023 in respect of 2022. We consistently applied this method to all of our employees across the employee population. Using this methodology, we determined that the median employee was a full-time, hourly employee located in the United States.
With respect to the annual total compensation of the “median employee”, we identified and calculated the elements of such employee’s compensation in accordance with SEC rules and regulations. This calculation is the same used for our named executive officers as set forth in the Summary Compensation Table earlier in this Proxy Statement. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table.
Pay Versus Performance
The following table sets forth the compensation for our Principal Executive Officer (the “PEO”) and the average compensation for our other NEOs, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of 2023, 2022 and 2021. The table also provides information on our cumulative total stockholder return (“TSR”), the cumulative TSR of our peer group, our Net Income and AEBITDA over such years in accordance with the SEC rules. For further information regarding our performance-based approach to executive compensation and how the Company aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis.”
					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total For PEO(1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total For Non- PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Company Total Share Return(3)	Peer Group Total Share Return(3)	Net Income (Loss) (in millions)(4)	AEBITDA (in millions)(4)
2023(6)	$2,611,990	$732,849	$1,063,822	$850,647	$71.41	$108.32	$ (27.1)	$76.5
2022(7)	$1,267,759	$ (34,982,929)	$890,715	$(571,517)	$59.06	$113.22	$ (41.4)	$66.8
2021(8)	$23,354,484	$41,672,932	$4,817,302	$3,225,298	$384.65	$140.99	$(2.8)	$117.8
2020(9)	$1,486,793	$2,327,388	$1,333,030	$3,542,759	$137.56	$129.53	$ (23.4)	$93.7
(1)
Amounts in these columns represent the amounts in the “Total” column for the PEO and the average amounts from the “Total” column for the other NEOs set forth in the Summary Compensation Table on page 31. See the footnotes to the Summary Compensation Table for further detail regarding the amounts in these columns.

Ranpak   36   2024 Proxy Statement

(2)
The amounts reported in these columns represent the amounts of compensation “actually paid” for the PEO and average compensation “actually paid” for our non-PEO NEOs. The dollar amounts do not reflect the actual amounts of compensation earned by or paid to such individuals during the applicable year. The amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the Summary Compensation Table (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP):

	2023		2022		2021		2020
	PEO	Other NEOs	PEO	Other NEOs	PEO	Other NEOs	PEO	Other NEOs
Summary Compensation Table Total	$2,611,990	$1,063,822	$1,267,759	$890,715	$23,354,484	$4,817,302	$1,486,793	$1,333,030
Less: Stock Award Value Reported in Summary Compensation Table for the Covered Year	$(2,611,990)	$(632,973)	$(1,267,759)	$ (613,388)	$ (23,354,484)	$ (4,336,473)	$ (1,486,793)	$(947,141)
Plus: Fair Value for Awards Granted in the Covered Year that Remain Unvested as of the Covered Year, Determined as of the Covered Year End	$2,488,364	$632,048	$318,596	$74,500	$39,220,254	$2,421,608	$2,109,301	$3,030,990
Plus: Change in Fair Value of Outstanding Awards from Prior Years that Remained Unvested as of the Covered Year, Determined Based on Change in Fair Value from Prior Year End to Covered Year End	$49,750	$6,636	$ (33,849,530)	$ (748,278)	$1,976,656	$181,195	$—	$—
Plus: Fair Value for Awards Granted and Vested in the Covered Year, Determined as of the Vesting Date	$—	$—	$—	$—	$145,351	$87,692	$220,271	$133,306
Plus: Change in Fair Value of Outstanding Awards from Prior Years that Vested in the Covered Year, Determined Based on Change in Fair Value from Prior Year End to the Vesting Date	$41,135	$15,763	$(1,451,995)	$ (175,066)	$330,671	$53,974	$(2,184)	$(7,426)
Less: Fair Value of Awards Forfeited During the Covered Year	$(1,846,400)	$(234,649)	$—	$—	$—	$—	$—	$—
Plus: Fair Value of Incremental Dividends on Earnings Paid on Stock Awards	$—	$—	$—	$—	$—	$—	$—	$—
Compensation Actually Paid	$732,849	$850,647	(34,982,929)	(571,517)	$41,672,932	$3,225,298	$2,327,388	$3,542,759
(3)
TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table is the Dow Jones U.S. Containers and Packaging Index (“DJUSCP”), which is the same peer group used for purposes of the Performance Graph set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

(4)	Reflects “Net Income” for each applicable year as set forth in our Consolidated Statements of Operations included in our Annual Report on Form 10-K for each of the applicable years.
(5)
For each applicable year, AEBITDA is a non-GAAP financial measure that we present on a constant currency basis and calculate as net income (loss), adjusted to exclude: benefit from income taxes; interest expense; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items.. This metric is used by the Compensation Committee as the sole performance metric for determining the annual cash bonus payout as well as our annual equity incentive program and is the most reflective of our profitability, growth and stockholder value. For non-GAAP reconciliation information, see “Presentation and Reconciliation of GAAP to Non-GAAP Measures” included in our Annual Report on Form 10-K for each of the applicable years.

(6)	For 2023, the PEO was our CEO, Omar Asali, and the other NEOs were Bill Drew, Antonio Grassotti, Eric Laurensse, and Mark Siebert.
(7)	For 2022, the PEO was our CEO, Omar Asali, and the other NEOs were Bill Drew, Antonio Grassotti, Michael A. Jones, and Eric Laurensse.
(8)	For 2021, the PEO was our CEO, Omar Asali, and the other NEOs were Bill Drew, Antonio Grassotti, Michael A. Jones, and Eric Laurensse.
(9)	For 2020, the PEO was our CEO, Omar Asali, and the other NEOs were Michael A. Jones, Eric Laurensse and Trent Meyerhoefer.
Ranpak   37   2024 Proxy Statement

Relationship Between “Compensation Actually Paid” and Performance Measures

Ranpak   38   2024 Proxy Statement

Ranpak   39   2024 Proxy Statement

Financial Performance Measures
As described in more detail above under “Compensation Discussion and Analysis,” the Company uses AEBITDA as the sole performance metric for its executive compensation program and AEBITDA is the most reflective of our profitability, growth and stockholder value.
Performance Measure	Description
AEBITDA ($)
AEBITDA is a non-GAAP financial measure that we present on a constant currency basis and calculate as net income (loss), adjusted to exclude: benefit from income taxes; interest expense; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items.

Since the Company does not use any other financial performance measures, other than AEBITDA, to link executive compensation actually paid to Company performance, and as permitted by the SEC, is not required to disclose any other measure as its most important financial performance measures.
Ranpak   40   2024 Proxy Statement

Director Compensation Table
The following table sets forth a summary of the compensation we paid to each non-employee member of our Board for fiscal year 2023. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards, or pay any other compensation to any of the other non-employee members of our Board in fiscal year 2023. The employees who also served as directors (Messrs. Asali and Siebert) did not receive any additional compensation for their service as directors.
Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Thomas F. Corley	$85,000	$100,001	—	$185,001
Pam El	$—	$175,009	—	$175,009
Michael A. Jones(4)	$—	$162,511	43,395	$205,906
Robert C. King	$95,000	$100,001	—	$195,001
Salil Seshadri	$10,000	$175,009	—	$185,009
Alicia Tranen	$—	$175,009	—	$175,009
Kurt Zumwalt	$—	$175,009	—	$175,009
(1)
The amounts reported in this column represent the aggregate dollar amount of all fees earned or paid in cash to each non-employee director in fiscal year 2023 for their service as a director, including any annual retainer fees, committee and/or chair fees.

(2)
The amounts shown in this column relate to the annual RSU grant made to certain non-employee directors, as further described below under the heading “Director Compensation,” and, with respect to Messrs. Seshadri, Zumwalt, and Jones and Mses. Tranen and El, also relate to fully vested shares of stock granted in lieu of cash for annual Board retainers, pursuant to their election. For the RSUs, the amounts reported in this column represent the grant date fair value of RSUs calculated in accordance with the provisions of ASC Topic 718.

(3)
Messrs. Corley, King, Seshadri, and Zumwalt and Mses. El and Tranen each had 30,960 RSUs outstanding as of the end of fiscal year 2023. Mr. Jones had 34,999 RSUs and 30,960 PRSUs outstanding as of the end of fiscal year 2023.

(4)
Effective November 30, 2022, Mr. Jones stepped down from his role as Vice Chairman and Managing Director - North America, and continues to serve as a non-employee member of our Board. In connection with his change in role, Mr. Jones and the Company agreed to a separation and release of claims agreement, which provided that his outstanding annual equity awards would continue to vest under the terms of the 2019 Omnibus Plan and applicable award agreements. In connection with the vesting of these awards, Mr. Jones received $43,395 in additional compensation, based on the fair market value on the award release date, which is reflected in the “All Other Compensation” column above.

Director Compensation
Our non-employee directors receive an annual retainer fee of $75,000 for their board service, which is paid quarterly in arrears and may be taken at the director’s election in the form of stock. Non-employee directors who serve as chairman of a committee of the Board receive an additional $20,000 for their service as chairman on the Audit Committee and an additional $10,000 for their service as chairman on any other committee.
Our non-employee directors are also entitled to an annual equity grant in the amount of approximately $100,000, which is granted on the date of the annual stockholders meeting and vests on the earlier of (i) the first anniversary of the grant date and (ii) the following annual meeting of the stockholders. For 2023, all of our non-employee directors received the annual equity grant.
Ranpak   41   2024 Proxy Statement

Executive Officers
The following table sets forth the name, age as of April 11, 2024, and position of the individuals who served as the executive officers of the Company in 2023. The following also includes certain information regarding our officers’ individual experience, qualifications, attributes and skills (information for Mr. Asali is set forth above under “Directors”).
Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our certificate of incorporation and our bylaws as it deems appropriate. Our certificate of incorporation and our bylaws provide that our officers may consist of a chief executive officer, a president, a chief financial officer, one or more vice presidents, a secretary, a treasurer and such other offices as may be determined by the Board.
Name	Age	Officer Since	Position
Omar Asali	53	2019	Chairman and Chief Executive Officer
Bill Drew	42	2020	Executive Vice President and Chief Financial Officer
Antonio Grassotti	63	2019	Managing Director, APAC
Eric Laurensse	60	2019	Managing Director, Europe
Mark Siebert	56	2023	Managing Director, North America
Bill Drew
Bill Drew, 42, was recently promoted to Executive Vice President, Chief Financial Officer and served as Senior Vice President and Chief Financial Officer of Ranpak since August 2020. Prior to his current role, Mr. Drew held various roles within the Company including, Interim Chief Financial Officer (May 2020), Chief of Staff (September 2019), and Head of Business Development (June 2019). He has also served as Managing Director of One Madison Group since 2017 and was Secretary of the SPAC launched by One Madison Group, One Madison Corp (OMAD) since September 2017. Prior to joining One Madison Group Mr. Drew served as Vice President, Investments of HRG Group where he worked on numerous M&A and capital markets transactions. Prior to joining HRG Group, Mr. Drew was an investment analyst at Harbinger Capital Partners from 2006 through 2012, where he was responsible for portfolio investments across a variety of industries and multiple products and asset classes. Mr. Drew began his career as an Investment Banking Analyst in the Media and Telecommunications Group of Deutsche Bank Securities Inc. from 2004 through 2006. Mr. Drew graduated from Georgetown University in 2004 with a B.S.B.A. in Finance and a minor in Government.

Antonio Grassotti
Antonio Grassotti, 63, has served as Managing Director, Asia-Pacific (“APAC”) since June 2019. He previously served as Managing Director of Ranpak for the regional activities in APAC from 2016 to June 2019. Prior to joining Ranpak, Mr. Grassotti served as Area Business Development Manager for Greatview Aseptic Packaging GmbH from 2010 to 2015. Mr. Grassotti has also worked for multinational corporations such as Alfa Laval AB, Mondi Packaging GmbH and Tetra Pak International SA. Mr. Grassotti received his MSc degree in Mechanical Engineering from The Royal Institute of Technology, Stockholm.

Ranpak   42   2024 Proxy Statement

Eric Laurensse
Eric Laurensse, 60, has served as Managing Director of EMEA and Brazil since June 2016. He previously served as Managing Director for EMEA and APAC since July 2009. Mr. Laurensse is an executive with over 37 years of experience mostly in public and private equity-backed companies. Prior to joining Ranpak, Mr. Laurensse was at Momentive Performance Materials (formerly GE Silicones) for nearly 18 years, most recently as the Global Business Director. Prior to that, Mr. Laurensse held various leadership positions, including Product Management, Marketing Manager Automotive, European Business Manager, and Human Resource Director. Prior to joining GE Silicones, Mr. Laurensse served as a General Manager of GE Eurogard. Mr. Laurensse began his career at Knaapen Industrial Paint Application where he became Plant Manager. Mr. Laurensse received his bachelor’s degree in Business Administration from the Higher Technical School for Business Administration, “HTS Bedrijfskunde” in Eindhoven, The Netherlands.

Mark Siebert
Mark Siebert, 56, has served as Managing Director, North America since April 2023. Prior to joining Ranpak, Mr. Siebert spent nine years (2013-2023) with Berry Global’s Health, Hygiene, and Specialties Division as a member of the Executive Leadership Team in various roles including General Manager United States and Canada, from 2019 to 2023, General Manager Europe, Middle East, Africa and India from 2017 to 2019, and Commercial Executive Vice President of North America from 2013 to 2019. Prior to Berry Global, Mr. Siebert served as Global Vice President of Adhesives, Sealants, and Coatings at Kraton Polymers from 2009 to 2013. Mr. Siebert began his career at Dow, Inc. where he held a variety of sales, marketing, and business leadership roles spanning his 20 years there. Mr. Siebert received his bachelor’s degree in Industrial Engineering from the University of Missouri-Columbia, USA.

Ranpak   43   2024 Proxy Statement

Certain Relationships and Related Person Transactions
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, director nominees, executive officers or holders of more than 5% of our common stock (“significant stockholders”), or an affiliate or immediate family member thereof (each a “Related Person”), had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described where required under “Executive Compensation” and “Director Compensation.”
Shared Services Agreement
On June 3, 2019, upon the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 12, 2018, as amended (the “Business Combination”), we entered into a shared services agreement (the “Shared Services Agreement”) with one of our significant stockholders, One Madison Group LLC (the “Sponsor”), pursuant to which the Sponsor may provide or cause to be provided certain services to us, or we may provide or cause to be provided certain services to the Sponsor. The Shared Services Agreement provides for a broad array of potential services, including administrative and “back office” or corporate-type services and requires us to indemnify the Sponsor in connection with the services provided by the Sponsor to us. Total fees paid by us under the Shared Services Agreement amounted to approximately $0.3 million and $0.3 million in 2023 and 2022, respectively.
Related Person Transactions Procedures
The Company’s Board of Directors has adopted a written Related Person Transactions policy that sets forth policies and procedures for the review and approval or ratification of transactions with Related Persons. Directors and officers inform the Company of any transactions that involve Related Persons, which are subject to review by the Audit Committee.
In addition, our written Code of Ethics and Business Conduct for directors, officers and employees contains written conflict of interest policies that are designed to prevent each director and executive officer from engaging in any transaction that could be deemed a conflict of interest. Each director and executive officer must promptly notify the Secretary of any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest, and the Secretary shall notify the Nominating, Sustainability & Governance Committee of the Board of Directors of any such disclosure.
Ranpak   44   2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our common stock as of March 28, 2024, by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•	each of our directors, nominees and named executive officers; and
•	all directors and executive officers as a group.
A person is a “Beneficial Owner” of a security if that person has or shares voting or investment power over the security or if that person has the right to acquire sole or shared voting or investment power over the security within 60 days. Unless otherwise noted, these persons, to our knowledge, have sole voting and investment power over the shares listed. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 28, 2024.
The percentage of shares beneficially owned is computed on the basis of 83,184,863 shares of our common stock outstanding as of March 28, 2024 and includes 216,720 RSUs held by directors which will vest within 60 days. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Ranpak Holdings Corp., 7990 Auburn Road, Concord Township, Ohio 44077.
	Shares of Common Stock Beneficially Owned
Name of Beneficial Holder	Number of Securities Beneficially Owned(1)	Percentage (2)
5% Stockholder
JS Capital, LLC (3)	30,530,897	36.7%
Soros Capital LLC (4)	4,630,292	5.6%
ArrowMark Colorado Holdings, LLC(5)	4,337,114	5.2%
Directors and Named Executive Officers
Omar Asali(6)	4,269,251	5.1%
Thomas F. Corley	121,256	*
Bill Drew	386,383	*
Pam El	72,791	*
Michael Gliedman	58,915	*
Antonio Grassotti	63,190	*
Michael A. Jones	212,501	*
Robert C. King	127,157	*
Eric Laurensse	63,297	*
Salil Seshadri(7)	693,516	*
Mark Siebert(8)	7,767	*
Alicia Tranen(9)	824,452	*
Kurt Zumwalt	73,176	*
All directors and executive officers as a group (13 persons)	6,973,652	8.4%
To our knowledge, except as noted above, no person or entity is the Beneficial Owner of more than 5% of the voting power of the Company’s stock.
*	Less than 1% of shares outstanding
Ranpak   45   2024 Proxy Statement

(1)	The amounts reported include the following number of RSUs which will vest within 60 days of March 28, 2024: 30,960 each for Messrs. Corley, Jones, King, Seshadri and Zumwalt and Ms. El and Tranen.
(2)
Applicable percentage ownership is based on 83,184,863 shares of common stock outstanding on March 28, 2024 and includes 216,720 RSUs held by directors which will vest within 60 days. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding all shares of common stock subject to options, warrants, rights or conversion privileges held by that person that are currently exercisable or exercisable within 60 days of March 28, 2024. Under Rule 13d-3 of the SEC, certain shares of common stock may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the Common Shares.)

(3)
Includes 30,530,897 Class A shares. According to a Form 4 filed with the SEC on December 27, 2021, the shares are held for the account of JS Capital LLC, a Delaware limited liability company. JS Capital Management LLC is the sole managing member of JS Capital LLC. Jonathan Soros is the sole managing member of JS Capital Management LLC. JS Capital LLC’s business address is 888 Seventh Avenue, Floor 40, New York, NY 10106.

(4)
Includes 4,630,292 shares of Class A Common Stock, on the basis of a Schedule 13G filed on February 14, 2024. Soros Capital LLC includes Soros Capital LP, Soros Capital GP LLC, Soros Capital HoldCo LLC, Soros Capital Management LLC and Robert Soros (“Soros Capital”). Soros Capital is located at 250 West 55th Street, New York, NY 10019.

(5)
Includes 4,337,114 shares of Class A Common Stock, on the basis of a Schedule 13G filed on February 14, 2024. Arrowmark Colorado Holdings, LLC's business address is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

(6)
Mr. Asali directly holds 2,224,842 shares of common stock as of March 28, 2024. Total shares include 343,220 shares of Class A common stock held by Omar M. Asali Irrevocable Trust FBO Michael Asali and 343,220 shares of Class A common stock held by Omar M. Asali Irrevocable Trust FBO Yasmeen Asali, in respect of which Mr. Asali may be deemed to have beneficial ownership. Mr. Asali is the manager of OM Group LLC and may be deemed to beneficially own 4,290 shares of class A common stock held by OM Group LLC, and ultimately exercises sole voting and dispositive power over such shares. Mr. Asali disclaims beneficial ownership of Class A common stock held by OM Group LLC except to the extent of his pecuniary interest therein. Mr. Asali also controls Vivoli Holdings. Mr. Asali may be deemed to beneficially own the 1,333,679 Class A shares held by Vivoli Holdings, and ultimately exercises sole voting and dispositive power over such shares. Mr. Asali disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(7)
Mr. Seshadri directly holds 479,500 shares of common stock as of March 28, 2024. Total shares include 214,016 shares of Class A common stock held in trusts for which Mr. Seshadri’s children are the beneficiaries and in respect of which Mr. Seshadri has investment control and may be deemed to have beneficial ownership.

(8)	Mr. Siebert directly holds 7,495 shares of common stock as of March 28, 2024. Also included are 272 shares of Class A common stock held by Mr. Siebert's child.
(9)
Ms. Tranen directly holds 226,384 shares of common stock as of March 28, 2024. Total shares include 146,484 shares of Class A common stock held by Boulevard Capital Partners L.P. of which Boulevard Capital Management LLC (solely managed by Ms. Tranen) is the general partner. Ms. Tranen disclaims beneficial ownership of the shares held by Boulevard Capital Partners L.P., except to the extent of her pecuniary interest therein. Also included are 30,000 shares of Class A common stock held by Ms. Tranen’s husband and 349,924 shares of Class A common stock held by other immediate family members of Ms. Tranen.

Ranpak   46   2024 Proxy Statement

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during fiscal year 2023, except that one Form 4 report was filed late for Mr. Siebert and one Form 4 report was filed late for Ms. Tranen, in each case due to administrative error.
Ranpak   47   2024 Proxy Statement

Information About the Proxy Process and Voting
Why am I receiving these materials?
We have made a Notice of Internet Availability that contains instructions on accessing this Proxy Statement and Proxy Card available to you or have delivered printed proxy materials to you because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the virtual Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the virtual Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy on the internet.
This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and the accompanying Proxy Card were first made available for access by our stockholders on or about April 11, 2024 to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
The outstanding voting securities of Ranpak are shares of Class A common stock, $0.001 par value per share (the “Class A common stock”), and Class B common stock, $0.001 par value per share (the “Class B common stock” and, together with the Class A common stock, the “common stock”). There were 80,047,044 shares of Class A common stock and no shares of Class B common stock outstanding as of March 28, 2024. There were also 2,921,099 non-voting shares of Class C common stock as of March 28, 2024. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of March 28, 2024, you may vote online during the virtual Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet. Whether or not you plan to attend online the virtual Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote. In such case, your previously submitted proxy will be disregarded.
•
To vote at the virtual Annual Meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. The meeting webcast will begin promptly at 10:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern time, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone number displayed on the Virtual Meeting website on the meeting date.

•
To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet before the Annual Meeting, follow the instructions as directed on the enclosed Proxy Card or on the Notice of Internet Availability.
•	To vote by telephone, you may vote by proxy by calling the toll-free number found on the enclosed Proxy Card or on the Notice of Internet Availability.
Ranpak   48   2024 Proxy Statement

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.
If you are a beneficial owner as described above, you should have received a voting instruction form from the brokerage firm, bank, dealer or other similar organization that holds your shares. Follow the instructions they provide to ensure that your vote is counted. You may also attend and vote at the Annual Meeting using the 16-digit control number on your voting instruction form.
We provide internet proxy voting to allow you to vote your shares online before the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
What votes are required to approve the proposals?
•
With respect to Proposal No. 1, directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors. “Withhold” votes have no effect. There is no ability to “abstain.”

•	With respect to Proposal No. 2 and No. 3, the affirmative vote of the majority of votes cast is required for approval. Abstentions will have no effect on the results.
What are “broker non-votes”?
If your shares are held by your broker as your nominee (that is, in “street name”), you will need to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. Only Proposal No. 2, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, is considered “routine” under applicable rules.
In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as “broker non-votes” with respect to that proposal. Broker non-votes have no effect on whether a Proposal is approved.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What if I return a Proxy Card but do not make specific choices?
If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the three nominees for director, “For” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm and “For” the approval of the non-binding advisory resolution to approve the compensation of our named executive officers. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.
Ranpak   49   2024 Proxy Statement

Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy with a later date.
•	You may send a written notice that you are revoking your proxy to our Investor Relations Department, at 440-354-4445, ir@ranpak.com or at 7990 Auburn Road, Concord Township, OH 44077.
•	You may attend the virtual Annual Meeting through online presence and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.
When are stockholder proposals due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, proposals submitted pursuant to Rule 14a-8 must be submitted in writing by December 12, 2024 to Sara Horvath, Secretary at Ranpak, 7990 Auburn Road, Concord Township, Ohio 44077.
Pursuant to our bylaws, in order for a stockholder to present a proposal at the annual meeting or to nominate a director under our bylaws, you must give timely notice thereof in writing to the Secretary, which must be received between December 24, 2024 and January 23, 2025; provided that if the date of that annual meeting is more than 30 days before or after May 23, 2025, notice must be received no earlier than 120 days prior to such annual meeting and no later than the 70th day prior to the annual meeting date or the 10th day following the day on which public announcement of the 2025 annual meeting date is first made, by the Company. In addition to complying with the advance notice provisions of our bylaws, to nominate directors stockholders must give timely notice that complies with the additional requirements of Rule 14a-19, and which must be received no later than March 24, 2025. Proposals and nominations under our bylaws must meet all of the requirements set forth in the bylaws.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present online at the virtual Annual Meeting or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present online or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting.
Who can help answer my questions?
If you have questions about the Proposals or if you need additional copies of the proxy materials you should contact our Investor Relations department at ir@ranpak.com or at 440-354-4445 or at 7990 Auburn Road, Concord Township, OH 44077.
To obtain timely delivery, our stockholders must request the materials on or before May 9, 2024 to facilitate timely delivery.
Who will solicit and pay the cost of soliciting proxies?
Ranpak will pay the cost of soliciting proxies for the general meeting. Ranpak will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of ordinary shares for their expenses in forwarding soliciting materials to beneficial owners of ordinary shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, mail, on the Internet or at the Annual Meeting. They will not be paid any additional amounts for soliciting proxies. In addition, we have retained D.F. King & Co. to act as proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay $12,500 plus reasonable out-of-pocket expenses, for proxy solicitation services.
Ranpak   50   2024 Proxy Statement

Attending the 2024 Annual Meeting
The Board has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost.
How do I attend the Annual Meeting?
You may attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/PACK2024. Stockholders will need the 16-digit control number provided on their proxy card, voting instruction form or notice. We suggest you log in at least 15 minutes before the start of the meeting.
Can I ask questions at the Annual Meeting?
Stockholders as of our record date will have an opportunity to submit questions live via the Internet during the meeting.
Online:
How to Participate in the Annual Meeting
1. Visit www.virtualshareholdermeeting.com/PACK2024; and
2.Enter the 16 digit control number included on your Notice Regarding the Availability of Proxy Materials (“Notice”), on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 9:45 a.m. Eastern Time on May 23, 2024. The meeting will begin promptly at 10:00 a.m. Eastern Time.

Ranpak   51   2024 Proxy Statement

Additional Information
Electronic Availability of Proxy Materials for the Annual Meeting
Important Notice Regarding the Availability of Proxy Materials for Stockholder Meeting to be Held on May 23, 2024: This Proxy Statement and the Company’s Annual Report on Form 10-K for fiscal year 2023 are available electronically at www.proxyvote.com.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are Ranpak stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) direct your written request to our Investor Relations Department at ir@ranpak.com, 440-354-4445 or at 7990 Auburn Road, Concord Township, OH 44077.
Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written request to the address above, a separate copy of the Annual Report on Form 10-K, Proxy Statement and Proxy Card or Notice of Internet Availability of Proxy Material to a stockholder at a shared address to which a single copy of the documents was delivered.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.
We have filed our Annual Report on Form 10-K for fiscal year 2023 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Ranpak stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our Investor Relations department at ir@ranpak.com, 440-354-4445 or 7990 Auburn Road, Concord Township, OH 44077.
Ranpak   52   2024 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PACK2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 22, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V34816-P07979

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RANPAK HOLDINGS CORP.

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Company Proposal - Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Thomas F. Corley
02) Michael A. Jones
03) Robert C. King

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. Company Proposal - Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐
3. Company Proposal - Approval of a non-binding advisory resolution approving the compensation of named executive officers.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow and follow instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

V34817-P07979

RANPAK HOLDINGS CORP.
Annual Meeting of Shareholders
May 23, 2024 10:00 AM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Omar Asali, William Drew and Sara Horvath, or each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RANPAK HOLDINGS CORP. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM EDT on May 23, 2024, via a live webcast at www.virtualshareholdermeeting.com/PACK2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side